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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

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☐	Preliminary Proxy Statement	☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

Rambus Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 10, 2006

To our stockholders:

You are cordially invited to attend the 2006 Annual Meeting of Stockholders of Rambus Inc. The Annual Meeting will be held on:

Date:	Wednesday, May 10, 2006

Time:	10:00 a.m., local time

Place:	Westin Hotel 675 El Camino Real Palo Alto, California 94301

The following matters will be voted on at the Annual Meeting:

1. Election of five Class I directors;

2. Approval of the 2006 Equity Incentive Plan;

3. Approval of the 2006 Employee Stock Purchase Plan;

4. Ratification of PricewaterhouseCoopers LLP as our independent registered public accounting firm; and

5. Such other business as may properly come before the Annual Meeting or any adjournment or postponement of the meeting.

We are not aware of any other business to come before the meeting.

These items of business are more fully described in the Proxy Statement which accompanies this Notice of Annual Meeting.

Only stockholders of record as of March 21, 2006, may vote at the Annual Meeting. Whether or not you plan to attend the meeting, please vote at www.proxyvote.com, call 1-800-690-6903 or complete, sign, date and return the accompanying proxy card in the enclosed postage-paid envelope. Returning the proxy card does NOT deprive you of your right to attend the meeting and to vote your shares in person. The Proxy Statement explains proxy voting and the matters to be voted on in more detail. Please read this Proxy Statement carefully. We look forward to seeing you at the Annual Meeting.

By Order of the Board of Directors

John D. Danforth Sr. Vice President, General Counsel and Secretary

Los Altos, California

March 28, 2006

YOUR VOTE IS IMPORTANT

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE VOTE AT

WWW.PROXYVOTE.COM, CALL 1-800-690-6903, OR COMPLETE, SIGN, DATE AND

RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE IN THE ENCLOSED ENVELOPE

RAMBUS INC.

PROXY STATEMENT

FOR

2006 ANNUAL MEETING OF STOCKHOLDERS

RAMBUS INC.

PROXY STATEMENT

FOR

2006 ANNUAL MEETING OF STOCKHOLDERS

INFORMATION CONCERNING SOLICITATION AND VOTING

The enclosed proxy is solicited on behalf of the Board of Directors of Rambus Inc. (Rambus) for use at our 2006 Annual Meeting of Stockholders (the Annual Meeting) to be held on Wednesday, May 10, 2006 at 10:00 a.m. local time, and at any postponement or adjournment of the meeting. The purposes of the Annual Meeting are described in the accompanying Notice of Annual Meeting of Stockholders.

The Annual Meeting will be held at the Westin Hotel located at 675 El Camino Real, Palo Alto, California. Our principal executive offices are located at 4440 El Camino Real, Los Altos, California 94022, our telephone number is (650) 947-5000, and our Internet address is www.rambus.com.

These proxy solicitation materials and the enclosed Annual Report on Form 10-K for the fiscal year ended December 31, 2005, including financial statements, were first mailed on or about April 10, 2006, to all stockholders entitled to vote at the meeting. Stockholders may obtain, for the cost of copying, a copy of any exhibits to our Form 10-K by writing to Rambus Inc., 4440 El Camino Real, Los Altos, California 94022, Attention: John D. Danforth, Sr. Vice President, General Counsel and Secretary.

GENERAL INFORMATION ABOUT THE MEETING

Who May Vote

You may vote at the Annual Meeting if you owned your shares as of the close of business on March 21, 2006 (the Record Date). As of that date, we had a total of 102,356,829 shares of common stock outstanding, which were held of record by approximately 941 stockholders. As of the Record Date, we had no shares of preferred stock outstanding. You are entitled to one vote for each share of our common stock that you own.

Voting Your Proxy	If your shares of common stock are held by a broker, bank or other nominee, you will receive instructions from them that you must follow in order to have your shares voted.

If you hold your shares in your own name as a holder of record, you may instruct the proxy holders how to vote your common stock by:

•	voting via the internet at www.proxyvote.com,

•	voting by telephone at 1-800-690-6903, or,

•	signing, dating and mailing the proxy card in the postage-paid envelope that we have provided.

Of course, even if you vote your shares by proxy, you may also choose to come to the meeting and vote your shares in person. If you provide instructions in your completed proxy card, the proxy holders will vote your shares in accordance with those instructions. If you sign and return a proxy card without giving specific voting instructions, your shares will be voted “FOR” the four proposals to be voted on at the Annual Meeting.

Discretionary Voting Power; Matters to be Presented

We are not aware of any matters to be presented at the Annual Meeting other than those described in this Proxy Statement. If any matters not described in this Proxy Statement are properly presented at the meeting, the proxy holders will use their own judgment to determine how to vote your shares. If the meeting is adjourned or postponed, the proxy holders can vote your shares on the new meeting date as well, unless you have subsequently revoked your proxy.

Changing Your Vote	If you would like to change your vote you can do so in the following ways:

•	deliver written notice of your revocation to our Secretary prior to the Annual Meeting;

•	deliver a properly executed, later dated proxy prior to the Annual Meeting; or

•	attend the Annual Meeting and vote in person.

If a broker, bank or other nominee holds your shares, you must contact them in order to find out how to change your vote.

Please note that your attendance at the meeting in and of itself is not enough to revoke your proxy.

Cost of this Proxy Solicitation

We will bear the cost of this proxy solicitation. In addition to soliciting proxies by mail, we expect that our directors, officers and employees may solicit proxies in person or by telephone or facsimile. None of these individuals will receive any additional or special compensation for doing this, but they may be reimbursed for reasonable out-of-pocket expenses. We have also hired The Altman Group, Inc. (Altman) to help us solicit proxies from brokers, bank nominees and other institutional owners. We expect to pay Altman a fee of $7,000 for its services and will reimburse Altman for out-of-pocket expenses, estimated at approximately $3,000.

Meeting Quorum	The Annual Meeting will be held if a majority of our outstanding shares of common stock entitled to vote at the meeting are represented in person or by proxy.

Our Voting Recommendations

When proxies are properly dated, executed and returned, the shares represented by such proxies will be voted at the Annual Meeting in accordance with the directions of the stockholder. However, if no specific instructions are given, the shares will be voted in accordance with the following recommendations of our Board of Directors:

•	“FOR” the election of Sunlin Chou, Bruce Dunlevie, Mark Horowitz, Harold Hughes, and Abraham Sofaer as Class I directors;

•	“FOR” the adoption and approval of our 2006 Equity Incentive Plan;

•	“FOR” the adoption and approval of our 2006 Employee Stock Purchase Plan; and

•	“FOR” the ratification of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2006.

Abstentions, Withheld, and Broker Non-Votes	We treat shares that are voted “WITHHELD” or “ABSTAIN” in person or by proxy as being:

•	present for purposes of determining whether or not a quorum is present at the Annual Meeting; and

•	entitled to vote on a particular subject matter at the Annual Meeting; therefore a “WITHHELD” or “ABSTAIN” vote is the same as voting against a proposal that has a required, affirmative voting threshold, such as proposals 2, 3 and 4, but will have no effect on proposal 1, the election of our Class I directors, who are elected by a plurality of votes.

If you hold your common stock through a broker, the broker may be prevented from voting shares held in your brokerage account on some proposals (a broker non-vote) unless you have given the broker voting instructions. Shares that are subject to a broker non-vote are counted for purposes of determining whether a quorum exists but do not count for or against any particular proposal.

Deadline for Receipt of Stockholder Proposals

Stockholders may present proposals for action at a future annual meeting only if they comply with the requirements of the proxy rules established by the SEC. Stockholder proposals, including nominations for the election of directors, which are intended to be presented by such stockholders at our 2007 Annual Meeting of Stockholders must be received by us no later than December 5, 2006 to be considered for inclusion in the proxy statement and proxy card relating to that meeting.

In addition to the SEC rules and regulations, our bylaws establish an advance notice procedure for proposals that a stockholder does not want to have included in our proxy statement relating to a meeting. Generally for these proposals, including the nomination of a person for director, a stockholder must provide written notice to our corporate secretary at least 90 days in advance of the meeting.

Moreover, your notice must contain specific information concerning the matters to be brought before the meeting. We urge you to read our bylaws in full in order to fully understand the requirements of bringing a proposal or nomination.

A copy of the full text of the bylaw provision relating to our advance notice procedure may be obtained by writing to our Corporate Secretary. All notices of proposals by stockholders, whether or not included in proxy materials, should be sent to Rambus Inc., 4440 El Camino Real, Los Altos, CA 94022, Attention: Secretary.

Communication With the Board

Our Board of Directors may be contacted by writing to them via regular mail at c/o Board of Directors, Rambus Inc., 4440 El Camino Real, Los Altos, CA 94022. If you wish to contact our Board of Directors or any member of the Audit Committee to report questionable accounting or auditing matters you may do so anonymously by using this mailing address and designating the communication as “confidential.”

Our process for handling communications to our Board of Directors is as follows:

Any stockholder communications that our Board of Directors receives will first go to the Secretary/General Counsel, who will log the date of receipt of the communication as well as (for non-confidential communications) the identity of the correspondent in our stockholder communications log.

Unless the communication is marked “confidential,” our Secretary/General Counsel will review, summarize and, if appropriate, draft a response to the communication in a timely manner. The summary and response will be in the form of a memo, which will become part of the stockholder communications log that our Secretary/General Counsel maintains with respect to all stockholder communications.

Our Secretary/General Counsel will then forward the original stockholder communication along with the memo to our board member(s) (or committee chair if the communication is addressed to a committee) for review.

Any stockholder communication marked “confidential” will be logged by our Secretary/General Counsel as “received” but will not be reviewed, opened or otherwise held by the Secretary/General Counsel. Such confidential correspondence will be immediately forwarded to the addressee(s) without a memo or any other comment by our Secretary/General Counsel.

Annual Meeting Attendance

Members of our Board of Directors are invited but not required to attend the Annual Meeting of Stockholders. The 2005 Annual Meeting of Stockholders was attended by Directors William Davidow (currently, Director Emeritus), Harold Hughes, David Mooring, Abraham Sofaer, and Geoff Tate.

PROPOSAL ONE:
ELECTION OF DIRECTORS

Our Board of Directors is currently comprised of ten members who are divided into two classes with overlapping two-year terms. We currently have six (6) Class I directors and four (4) Class II directors. At each annual meeting of stockholders, a class of directors is elected for a term of two (2) years to succeed those directors whose terms expire on the annual meeting date. A director serves in office until his or her respective successor is duly elected and qualified or until his or her death or resignation. Any additional directorships resulting from an increase in the number of directors will be distributed among the two classes so that, as nearly as possible, each class will consist of an equal number of directors. Any vacancy occurring mid-term will be filled by a person selected by a majority of the other current members of the Board of Directors. There is no family relationship between any of our directors.

Nominees

Five Class I directors are to be elected at the Annual Meeting for a two-year term ending in 2008. Based upon the recommendation of our Corporate Governance/Nominating Committee, our Board has nominated: Sunlin Chou, Bruce Dunlevie, Mark Horowitz, Harold Hughes, and Abraham Sofaer for election as Class I directors. David Mooring, a Class I director, has informed us that he will not stand for election at this Annual Meeting.

If any of Dr. Chou, Dr. Dunlevie, Dr. Horowitz, Mr. Hughes, or Mr. Sofaer is unable or declines to serve as a director at the time of the Annual Meeting, proxies will be voted for a substitute nominee or nominees designated by the Board of Directors.

Vote Required

Directors are elected by a plurality of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors. This means that the five nominees who receive the greatest number of votes will be elected. There are no cumulative voting rights in the election of directors.

Director Emeritus

In 2005, based upon the recommendation of the Corporate Governance/Nominating Committee, our Board of Directors established a Director Emeritus program for certain directors post-service to the Board of Directors, in recognition of their service on our Board of Directors, and to assist in continuity of membership on our Board of Directors. Individuals are appointed as Director Emeritus by our Board of Directors for renewable one-year terms. They will receive no compensation. Individuals who accept appointment to the position of Director Emeritus will provide advisory and consulting services on certain business matters as the Board of Directors may determine and may attend all meetings of the Board of Directors and participate in a non-voting capacity at such meetings. Directors Emeritus are subject to the same trading windows and restrictions as members of the Board of Directors. The Board appointed Dr. William Davidow as Director Emeritus effective as of the 2005 Annual Meeting.

Information About Nominees and Other Directors	The following table contains information regarding the Class I nominees and other directors as of March 28, 2006.

Nominees for Class I Directors

Name	Age	Principal Occupation and Business Experience
Sunlin Chou, Ph.D.	59	Dr. Chou was appointed to the Board of Directors on March 27, 2006. Dr. Chou served for thirty-four years at Intel Corporation, a semiconductors corporation, most recently as the Senior Vice President and Co-General Manager of the Technology and Manufacturing Group from 1998 to 2005. Dr. Chou holds a B.S., M.S. and E.E. in Electrical Engineering from the Massachusetts Institute of Technology and received a Ph.D. in Electrical Engineering from Stanford University.

Bruce Dunlevie	49	Mr. Dunlevie has served as a director of Rambus since its founding in March 1990. He has been a General Partner of the venture capital firm Benchmark Capital since May 1995, and a general partner of the venture capital firm Merrill, Pickard, Anderson & Eyre since 1989. He holds a B.A. degree in History from Rice University and an M.B.A. from Stanford University. Mr. Dunlevie also serves on the board of Palm, Inc., and several private companies.

Mark Horowitz, Ph.D.	48	Dr. Horowitz has served as a director since co-founding Rambus in March 1990 and has served as Chief Scientist since May 2005. Dr. Horowitz also served as a Vice President from March 1990 to May 1994. Dr. Horowitz has taught at Stanford University since 1984 where he is currently a professor of Electrical Engineering and Computer Science. He holds B.S. and M.S. degrees in Electrical Engineering from the Massachusetts Institute of Technology and received his Ph.D. in Electrical Engineering from Stanford University.

Harold Hughes	60	Mr. Hughes has served as Chief Executive Officer and President of Rambus since January 2005, as acting Chief Financial Officer of Rambus since March 2006 and as a director since June 2003. He served as a United States Army Officer from 1969 to 1972 before starting his private sector career with Intel Corporation. Mr. Hughes held a variety of positions within Intel Corporation from 1974 to 1997, including Treasurer, Vice President of Intel Capital, Chief Financial Officer, and Vice President of Planning and Logistics. Following his tenure at Intel, Mr. Hughes was the Chairman and Chief Executive Officer of Pandesic, LLC. He also serves on the boards of Berkeley Technology, Ltd. and Xilinx, Inc. He holds a B.A. in from the University of Wisconsin and an M.B.A. from the University of Michigan.

Name	Age	Principal Occupation and Business Experience
Abraham Sofaer	68

Mr. Sofaer has served as a director of Rambus since May 2005. He has been the George P. Shultz Distinguished Scholar and Senior Fellow at the Hoover Institution at Stanford University since 1994. Mr. Sofaer has a long and distinguished career in the legal profession and international law. Prior to assuming his current roles, he served in private practice as a partner at Hughes, Hubbard & Reed in Washington, DC and as the chief legal adviser to the U.S. Department of State. From 1979 to 1985, Mr. Sofaer served as a U.S. District Judge for the Southern District of New York. Prior to that, Mr. Sofaer was a professor at the Columbia University School of Law, and from 1967 to 1969 was an Assistant U.S. Attorney in the Southern District of New York. Mr. Sofaer graduated magna cum laude with a B.A. in history from Yeshiva College and received his law degree from the New York University School of Law where he was editor-in-chief of the NYU Law Review before beginning clerkships with the U.S. Court of Appeals for the District of Columbia Circuit and with Justice William J. Brennan, Jr. on the U.S. Supreme Court. Mr. Sofaer

currently serves as a director of NTI, Inc. and Gen-Probe, Inc. and is on the international advisory committee for Chugai Pharmaceuticals, a large Japanese pharmaceutical company that is a subsidiary of Roche.

Incumbent Class I Director Whose Term Expires in 2006

Name	Age	Principal Occupation and Business Experience
David Mooring	47	Mr. Mooring has served as a director since December 1999. Mr. Mooring joined Rambus in 1991 as the Vice President of Marketing and Sales and has served in a variety of executive roles at Rambus, including President from 1999 to 2004. In February 2005, he discontinued his role as an executive officer and became a part-time employee of Rambus assisting on licensing, corporate development, and strategy. From 1989 to 1991, he served as Vice President of Marketing and Sales at Vitesse Semiconductor. From 1980 to 1989, Mr. Mooring held various sales and then marketing management positions at Intel Corporation. Mr. Mooring holds a B.S. degree in Economics from Santa Clara University, an M.B.A. from Pepperdine University and an M.S. degree in Computer Engineering from the University of Southern California. Mr. Mooring also serves as a board member of several private companies.

Incumbent Class II Directors Whose Terms Expire in 2007

Name	Age	Principal Occupation and Business Experience
J. Thomas Bentley	56	Mr. Bentley has served as a director of Rambus since March 2005. He served as a Managing Director at SVB Alliant (formerly Alliant Partners), a mergers and acquisitions firm, since he co-founded the firm in 1990 until October 2005. Mr. Bentley currently serves on the board of Nanometrics, Inc. Mr. Bentley holds a B.A. degree in Economics from Vanderbilt University and a Masters of Science in Management from the Massachusetts Institute of Technology.

Name	Age	Principal Occupation and Business Experience
P. Michael Farmwald, Ph.D.	51	Dr. Farmwald has served as a director since co-founding Rambus in March 1990. In addition, he served as Vice President and Chief Scientist from March 1990 to November 1993. Dr. Farmwald founded Skymoon Ventures, a venture capital firm, in 2000. In addition, Dr. Farmwald has co-founded other semiconductor companies, including Matrix Semiconductor, Inc. in 1997. Dr. Farmwald holds a B.S. in Mathematics from Purdue University and a Ph.D. in Computer Science from Stanford University.

Kevin Kennedy, Ph.D.	50	Dr. Kennedy has served as a director of Rambus since April 2003. He is currently Chief Executive Officer and director at JDS Uniphase Corporation, a communications equipment corporation. From August 2001 to September 2003, Dr. Kennedy was the Chief Operating Officer of Openwave Systems, Inc., a software corporation. Prior to joining Openwave Systems Inc., Dr. Kennedy served seven years at Cisco Systems, Inc., a networking corporation, most recently as Senior Vice President of the Service Provider Line of Business and Software Technologies Division, and 17 years at Bell Laboratories. Dr. Kennedy is also a director of Freescale Semiconductor, Inc.

Geoff Tate	51	Mr. Tate has served as the non-employee Chairman of the Board of Directors since January 2005. From May 1990 to January 2005, Mr. Tate served as our Chief Executive Officer and from January 2005 to January 2006 he served as a part-time executive employee. Mr. Tate served as President, Chief Executive Officer and director from May 1990 to December 1999. From February 1989 to January 1990, Mr. Tate served as Senior Vice President and Corporate Officer, Microprocessor and Peripherals with Advanced Micro Devices, Inc. (AMD), a semiconductor manufacturer. From 1979 to 1989, Mr. Tate served in various marketing and product line management positions with AMD. Mr. Tate holds a B.S. degree in Computer Science from the University of Alberta and an M.B.A. from the Harvard Graduate School of Business Administration.

Information Regarding Director Emeritus	The following table sets forth information with respect to each Director Emeritus.

Name	Age	Principal Occupation and Business Experience
William Davidow, Ph.D.	70	Dr. Davidow was a director from our inception in March 1990. He has served as Director Emeritus since the 2005 Annual Meeting. He served as chairman of the Board of Directors until January 2005 and as a director until May 2005. Since 1985, Dr. Davidow has been a general partner of Mohr, Davidow Ventures, a venture capital firm. From 1973 to 1985, he held a number of management positions at Intel Corporation, including Senior Vice President of Marketing and Sales, Vice President of the Microcomputer Division and Vice President of the Microcomputer Systems Division. Dr. Davidow holds A.B. and M.S. degrees in Electrical Engineering from Dartmouth College, an M.S. degree in Electrical Engineering from the California Institute of Technology, and a Ph.D. in Electrical Engineering from Stanford University.

Board Meetings and Committees

Our Board of Directors held a total of 15 meetings during 2005. During 2005, each then active member of our Board of Directors, except Dr. Farmwald, attended 75% or more of the meetings of the Board of Directors and of the committees, if any, of which he was a member. During 2005, Dr. Farmwald attended 71% of the meetings of the Board and of the committees of which he was a member.

Board Independence

The Board has determined that each of the directors, except Harold Hughes, Chief Executive Officer, President and Director; Mark Horowitz, Director; David Mooring, Director; and Geoff Tate, our former Chief Executive Officer and current Chairman of our Board of Directors; has no material relationship with Rambus (either directly as a partner, stockholder or officer of an organization that has a relationship with Rambus) and is “independent” as defined under NASD Rule 4200 and the applicable rules promulgated by the Securities and Exchange Commission (the SEC).

Director Qualifications

Except as may be required by rules promulgated by the NASD or the SEC, there are currently no specific, minimum qualifications that must be met by each candidate for our Board of Directors, nor are there any specific qualities or skills that are necessary for one or more of the members of our Board of Directors to possess.

Corporate Governance Principles

We are committed to maintaining the highest standards of business conduct and corporate governance, which we believe are essential to running our business efficiently, serving our stockholders well and maintaining our integrity in the marketplace. We have adopted a code of business conduct and ethics for directors, officers, and employees known as the Code of Business Conduct and Ethics.

Executive Sessions of the Independent Directors	During 2005, there were five sessions of the independent directors.

Committees of the Board	During 2005, our Board had three standing committees:

•	an Audit Committee,

•	a Compensation Committee, and

•	a Corporate Governance/Nominating Committee,

A Legal Affairs Committee was established as a standing committee in March 2006.

The following describes each committee, its function, its current membership, and the number of meetings held during 2005. Each of the committees operates under a written charter adopted by our Board of Directors. All of the committee charters are available on our website at http://investor.rambus.com/governance/governance.cfm.

Audit Committee	At the start of 2005, the Audit Committee was comprised of Dr. Davidow, Mr. Dunlevie, and Mr. Hughes, who served as Chairman of the Audit Committee. On January 9, 2005, Mr. Hughes

discontinued his service on the Audit Committee when he was elected by the Board to serve as Chief Executive Officer and President of the Company. On January 25, 2005, Dr. Farmwald was appointed to the Audit Committee. On March 11, 2005, Mr. Dunlevie resigned as a member of the Audit Committee and Mr. Bentley was appointed as Chairman of such committee. On May 3, 2005, Dr. Davidow resigned as a member of the Audit Committee. On May 4, 2005, Mr. Sofaer was appointed to the Audit Committee. Currently, the Audit Committee is comprised of Mr. Bentley, Mr. Sofaer and Dr. Farmwald with Mr. Bentley serving as Chairman of the Audit Committee. The Audit Committee held seven meetings during 2005.

The Audit Committee oversees our corporate accounting and financial reporting processes and controls, as well as our internal and external audits. Its duties include:

•	Providing the results of its examinations, and recommendations derived from these examinations, to the Board of Directors,

•	Outlining to the Board of Directors improvements made, or to be made, in internal accounting controls,

•	Retaining the independent auditors,

•	Reviewing information security policies,

•	Overseeing investigations into complaints concerning financial matters, and

•	Providing additional information and materials that may be necessary to make the Board of Directors aware of significant financial matters that require attention.

Our Board of Directors determined that Mr. Hughes, who served as Audit Committee Chairman during 2004, until his appointment as Chief Executive Officer on January 9, 2005, was the “Audit Committee financial expert.” As of March 11, 2005, the Board of Directors determined that Mr. Bentley is the “Audit Committee financial expert.”

The Audit Committee’s role is detailed in the Audit Committee Charter, which was amended and restated by our Board of Directors on March 4, 2004.

Compensation Committee

Dr. Geschke served as Chairman of the Compensation Committee until March 11, 2005 when he resigned from the Board of Directors and Dr. Farmwald was appointed to such committee. Currently, the Compensation Committee is comprised of Mr. Dunlevie, Dr. Farmwald, and Dr. Kennedy with Mr. Dunlevie serving as Chairman of the Compensation Committee. Mr. Dunlevie has served as the Chairman of the Compensation Committee since March 11, 2005. The Compensation Committee, which met four times during 2005, reviews and makes recommendations to the Board of Directors regarding all forms of compensation to be provided to our executive officers and directors of Rambus, including base compensation, bonuses, and stock compensation. All members of the Compensation Committee are non-employee, outside directors. Its duties include:

•	Monitoring the leadership development process,

•	Reviewing and approving objectives relevant to executive officer compensation,

•	Evaluating performance and determining the compensation of executive officers,

•	Approving severance arrangements and other applicable agreements for executive officers, and

•	Recommending to the Board of Directors director compensation.

Compensation Committee Interlocks and Insider Participation

During fiscal year 2005, no interlocking relationship existed between any member of our Compensation Committee and any member of any other company’s board of directors or compensation committee, nor has any such interlocking relationship existed in the past. With the exception of Dr. Farmwald, during fiscal year 2005, no member of the Compensation Committee was, or was formerly, an officer or an employee of Rambus. Dr. Farmwald served as Vice President and Chief Scientist from March 1990 to November 1993.

Director Compensation

During 2005, all non-employee directors, with the exception of Mr. Sofaer and Mr. Bentley, the Audit Committee Chair, received an annual retainer of $25,000 paid in quarterly installments. Mr. Bentley was appointed Audit Committee Chair as of March 11, 2005 and was paid three quarterly installments totaling $22,500. In 2005, Mr. Sofaer elected to receive his annual retainer in shares of our Common Stock and received shares of our Common Stock valued at $22,500. Directors may be reimbursed for expenses incurred while conducting business on behalf of Rambus.

All non-employee directors are eligible to receive stock options pursuant to the discretionary option grant program in effect under the 1997 Stock Plan. The 1997 Stock Plan also provides for an automatic grant of an option to purchase 40,000 shares of our common stock to each new non-employee director.

In addition, each non-employee director is automatically granted an option to purchase 20,000 shares (Subsequent Option) effective October 1st of each year provided he or she is then a director and, provided further, that on such date he or she has served on the Board of Directors for at least six months. On October 3, 2005, Mr. Bentley, Mr. Dunlevie, Dr. Farmwald, and Dr. Kennedy were each granted a Subsequent Option with an exercise price equal to the closing price of our Common Stock on the Nasdaq Stock Market on the date of the grant.

Corporate Governance/Nominating Committee	At the beginning of 2005, the Corporate Governance/Nominating Committee was comprised of Dr. Davidow, Dr. Farmwald, and Dr. Kennedy, with Dr. Davidow serving as Chairman of the

Corporate Governance/Nominating Committee. On March 11, 2005, Dr. Farmwald resigned as a member of the Corporate Governance/Nominating Committee, Mr. Bentley was appointed to the committee and Dr. Kennedy was appointed as the new Chairman of the Corporate Governance/Nominating Committee. On May 3, 2005, Dr. Davidow resigned as a member of the Corporate Governance/Nominating Committee and Mr. Sofaer was appointed to the Corporate Governance/Nominating Committee. Currently, the Corporate Governance/Nominating Committee is comprised of Mr. Bentley, Mr. Sofaer, and Dr. Kennedy with Dr. Kennedy serving as Chairman of the Corporate Governance/Nominating Committee. The Corporate Governance/Nominating Committee held six meetings during 2005.

The Corporate Governance/Nominating Committee recommends and approves Corporate Governance Guidelines for Rambus to follow. Its duties include:

•	Evaluating and making recommendations to the Board concerning the appointment of directors to Board committees,

•	Selecting Board committee chairs and committee composition,

•	Identifying best practices and recommending corporate governance principles,

•	Overseeing the evaluation of the Board and management, and

•	Proposing the Board slate for election.

Identifying and Evaluating Nominees For Directors

The Corporate Governance/Nominating Committee utilizes a variety of methods for identifying and evaluating nominees for director. In the event that vacancies on the Board of Directors are anticipated, or otherwise arise, the committee will consider various potential candidates for director. Candidates may come to the attention of the committee through current Board members, professional search firms, stockholders or other persons. J. Thomas Bentley, who was appointed to our Board of Directors in March 2005, was identified by Spencer Stuart, a professional search firm, which was retained by the Corporate Governance/Nominating Committee to assist with the identification of directors. We paid Spencer Stuart a fee of $75,000 for its services and approximately $5,000 for out-of-pocket costs.

Consideration of Stockholder Nominees to the Board

It is the policy of the Corporate Governance/Nominating Committee to consider nominees recommended by stockholders for election to our Board of Directors. Stockholder recommendations for candidates to our Board of Directors must be directed in writing to Rambus Inc., Corporate Secretary, 4440 El Camino Real, Los Altos, CA 94022, and must include: the candidate’s name, age, business address and residence address, the candidate’s principal occupation or employment, the number of shares of the company which are beneficially owned by such candidate, a description of all arrangements or understandings between the stockholder making such nomination and any other person or persons (naming such person or persons) pursuant to which the nominations are to be made by the stockholder, detailed biographical data and qualifications, and information regarding any relationships between the candidate and the Company within the last three years, and any other information relating to such nominee that is required to be disclosed in solicitations of proxies for elections of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended. A stockholder’s recommendation to the Secretary must also set forth: the name and address, as they appear on the Company’s books, of the stockholder making such recommendation, the class and number of shares of the Company which are beneficially owned by the stockholder and the date such shares were acquired by the stockholder, any material interest of the stockholder in such nomination, any other information that is required to be provided by the stockholder pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, in his capacity as a proponent to a stockholder proposal, and a statement from the recommending stockholder in support of the candidate, references for the candidate, and an indication of the candidate’s willingness to serve, if elected.

Legal Affairs Committee

On March 10, 2006, our Board of Directors established a Legal Affairs Committee as a standing committee of the Board and approved the Committee’s charter, which is posted on the Company’s website. The purpose of the Legal Affairs Committee is to provide us and our stockholders with an independent committee of Board members who can assist the Board of Directors and management in dealing with law-related issues on an ongoing basis. These issues may include litigation efforts, settlement negotiations, investigations, and other matters. The Legal Affairs Committee is comprised of the following independent directors: Mr. Sofaer, Chairperson of the Committee, Mr. Bentley and Dr. Kennedy.

PROPOSAL TWO:
APPROVAL OF THE 2006 EQUITY INCENTIVE PLAN

The stockholders are being asked to approve our 2006 Equity Incentive Plan (the “Incentive Plan”). Our current 1997 Stock Plan is set to expire in February 2007. The Board has approved the Incentive Plan, subject to approval from the stockholders at the Annual Meeting. If the stockholders approve the Incentive Plan, it will replace the current version of our 1997 Stock Plan and we will terminate our 1999 Nonstatutory Stock Option Plan and no further awards will be made under either plan, but they will continue to govern awards previously granted under these plans. If the stockholders do not approve the Incentive Plan, our 1997 Stock Plan and 1999 Nonstatutory Stock Option Plan will remain in effect through the remainder of their respective terms.

Our Board of Directors believes that long-term incentive compensation programs align the interests of management, employees and the stockholders to create long-term stockholder value. Our Board believes that plans such as the Incentive Plan increase our ability to achieve this objective, especially, in the case of the Incentive Plan, by allowing for several different forms of long-term incentive awards, which the Board believes will help us to recruit, reward, motivate and retain talented personnel. The recent changes in the equity compensation accounting rules, which became effective as of January 2006 also make it important for us to have greater flexibility under our employee equity incentive plan. As the new equity compensation accounting rules come into effect for all companies, competitive equity compensation practices may change materially, especially as they pertain to the use of equity compensation vehicles other than stock options.

Our Board believes that approval of the Incentive Plan is essential to our continued success. In particular, our Board believes that our employees are our most valuable assets and that the awards permitted under the Incentive Plan are vital to our ability to attract and retain outstanding and highly skilled individuals in the extremely competitive labor markets in which we compete. Such awards also are crucial to our ability to motivate employees to achieve our goals.

Vote Required; Recommendation of the Board of Directors	Approval of the Incentive Plan requires the affirmative vote of a majority of the shares of our Common Stock that are present in person or proxy and entitled to vote at the Annual Meeting.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS VOTING “FOR” THE ADOPTION OF THE 2006 EQUITY INCENTIVE PLAN AND THE NUMBER OF SHARES RESERVED FOR ISSUANCE THEREUNDER.

Summary of the 2006 Equity Incentive Plan

The following is a summary of the principal features of the Incentive Plan and its operation. The summary is qualified in its entirety by reference to the Incentive Plan itself set forth in Appendix A.

The Incentive Plan provides for the grant of the following types of incentive awards: (i) stock options, (ii) stock appreciation rights, (iii) restricted stock, (iv) restricted stock units, (v) performance shares and performance units, and (vi) and other stock or cash awards. Each of these is referred to individually as an “Award.” Those who will be eligible for Awards under the Incentive Plan include employees, directors and consultants who provide services to the Company and its affiliates. As of March 28, 2006, approximately 370 employees, directors and consultants would be eligible to participate in the Incentive Plan.

Number of Shares of Common Stock Available Under the Incentive Plan

The Board has reserved 8,400,000 shares of our Common Stock for issuance under the Incentive Plan. The Board expects that the number of shares reserved for issuance under the Incentive Plan will be sufficient to operate the plan for two years without having to request additional shares. The Board will periodically review actual share consumption under the Incentive Plan and may make a request for additional shares earlier or later than this period as needed. As of March 28, 2006, no Awards have been granted under the Incentive Plan.

Shares subject to Awards granted with an exercise price less than the fair market value on the date of grant count against the share reserve as 1.5 shares for every one share subject to such an Award. To the extent that a share that was subject to an Award that counted as 1.5 shares against the Incentive Plan reserve pursuant to the preceding sentence is returned to the Incentive Plan, the Incentive Plan reserve will be credited with 1.5 shares that will thereafter be available for issuance under the Incentive Plan.

If we declare a stock dividend or engage in a reorganization or other change in our capital structure, including a merger, the Board will have the discretion to adjust the number of shares (i) available for issuance under the Incentive Plan, (ii) subject to outstanding Awards, and (iii) specified as per-person limits on Awards, as appropriate to reflect the change.

Administration of the Incentive Plan

The Board, or a committee of directors or of other individuals satisfying applicable laws and appointed by the Board, will administer the Incentive Plan. To make grants to certain of our officers and key employees, the members of the committee must qualify as “non-employee directors” under Rule 16b-3 of the Securities Exchange Act of 1934, and as “outside directors” under Section 162(m) of the Internal Revenue Code of 1986, as amended

(the “Code”) so that we can receive a federal tax deduction for certain compensation paid under the Incentive Plan. Subject to the terms of the Incentive Plan, the Board or its committee has the sole discretion to select the employees, consultants, and directors who will receive Awards, determine the terms and conditions of Awards, and to interpret the provisions of the Incentive Plan and outstanding Awards. Notwithstanding the foregoing, the Board or committee may not modify or amend an option or stock appreciation right to reduce the exercise price of that Award after it has been granted or to cancel any outstanding option or stock appreciation right and replace it with a new option or stock appreciation right with a lower exercise price. The Board or other committee administering the Incentive Plan is referred to below as the “Administrator.”

Options

The Administrator is able to grant nonstatutory stock options and incentive stock options under the Incentive Plan. The Administrator determines the number of shares subject to each option, although the Incentive Plan provides that a participant may not receive options for more than 1,000,000 shares in any fiscal year, except in connection with his or her initial service as an employee with us, in which case he or she may be granted an option to purchase up to an additional 1,000,000 shares.

The Administrator determines the exercise price of options granted under the Incentive Plan, provided the exercise price must be at least equal to the fair market value of our Common Stock on the date of grant. In addition, the exercise price of an incentive stock option granted to any participant who owns more than 10% of the total voting power of all classes of our outstanding stock must be at least 110% of the fair market value of our Common Stock on the grant date.

The term of an option may not exceed ten years, except that, with respect to any participant who owns 10% of the voting power of all classes of our outstanding capital stock, the term of an incentive stock option may not exceed five years.

After a termination of service with us, a participant will be able to exercise the vested portion of his or her option for the period of time stated in the Award agreement. If no such period of time is stated in the participant’s Award agreement, the participant will generally be able to exercise his or her option for (i) three months following his or her termination for reasons other than death or disability, and (ii) twelve months following his or her termination due to death or disability. In no event may an option be exercised later than the expiration of its term.

Stock Appreciation Rights

The Administrator will be able to grant stock appreciation rights, which are the rights to receive the appreciation in fair market value of common stock between the exercise date and the date of grant. We can pay the appreciation in either cash or shares of common stock. Stock appreciation rights will become exercisable at the times and on the terms established by the Administrator, subject to the terms of the

Incentive Plan. The Administrator, subject to the terms of the Incentive Plan, will have complete discretion to determine the terms and conditions of stock appreciation rights granted under the Incentive Plan, provided, however, that the exercise price may not be less than 100% of the fair market value of a share on the date of grant. The term of a stock appreciation right may not exceed ten years. No participant will be granted stock appreciation rights covering more than 1,000,000 shares during any fiscal year, except that a participant may be granted stock appreciation rights covering up to an additional 1,000,000 shares in connection with his or her initial service as an employee with us.

After termination of service with us, a participant will be able to exercise the vested portion of his or her stock appreciation right for the period of time stated in the Award agreement. If no such period of time is stated in a participant’s Award agreement, a participant will generally be able to exercise his or her stock appreciation right for (i) three months following his or her termination for reasons other than death or disability, and (ii) twelve months following his or her termination due to death or disability. In no event will a stock appreciation right be exercised later than the expiration of its term.

Restricted Stock

Awards of restricted stock are rights to acquire or purchase shares of our Common Stock, which vest in accordance with the terms and conditions established by the Administrator in its sole discretion. For example, the Administrator may set restrictions based on the achievement of specific performance goals. The Award agreement will generally grant us a right to repurchase or reacquire the shares upon the termination of the participant’s service with us for any reason (including death or disability). The Administrator will determine the number of shares granted pursuant to an Award of restricted stock, but no participant will be granted a right to purchase or acquire more than 200,000 shares of restricted stock during any fiscal year, except that a participant may be granted up to an additional 300,000 shares of restricted stock in connection with his or her initial employment with us.

Restricted Stock Units

Awards of restricted stock units result in a payment to a participant only if the vesting criteria the Administrator establishes is satisfied. For example, the Administrator may set restrictions based on the achievement of specific performance goals. Upon satisfying the applicable vesting criteria, the participant will be entitled to the payout specified in the Award agreement. Notwithstanding the foregoing, at any time after the grant of restricted stock units, the Administrator may reduce or waive any vesting criteria that must be met to receive a payout. The Administrator, in its sole discretion, may pay earned restricted stock units in cash, shares, or a combination thereof. Restricted stock units that are fully paid in cash will not reduce the number of shares available for grant under the Incentive Plan. On the date set forth in the Award agreement, all unearned restricted stock units will be forfeited to us. The Administrator determines the number of restricted stock units granted to any participant, but during any of our fiscal years, no participant may be granted more than 200,000 restricted stock units during any fiscal year, except that the participant may be granted up to an additional 300,000 restricted stock units in connection with his or her initial employment with us.

Performance Units and Performance Shares

The Administrator will be able to grant performance units and performance shares, which are Awards that will result in a payment to a participant only if the performance goals or other vesting criteria the Administrator may establish are achieved or the Awards otherwise vest. The Administrator will establish performance or other vesting criteria in its discretion, which, depending on the extent to which they are met, will determine the number and/or the value of performance units and performance shares to be paid out to participants. Notwithstanding the foregoing, after the grant of performance units or shares, the Administrator, in its sole discretion, may reduce or waive any performance objectives or other vesting provisions for such performance units or shares. During any fiscal year, no participant will receive more than 200,000 performance shares and no participant will receive performance units having an initial value greater than $2,000,000, except that a participant may be granted performance shares covering up to an additional 300,000 shares in connection with his or her initial employment with us. Performance units will have an initial dollar value established by the Administrator on or before the date of grant. Performance shares will have an initial value equal to the fair market value of a share of our Common Stock on the grant date.

Performance Goals

Awards of restricted stock, restricted stock units, performance shares, performance units and other incentives under the Incentive Plan may be made subject to the attainment of performance goals relating to one or more business criteria within the meaning of Section 162(m) of the Code and may provide for a targeted level or levels of achievement including: cash flow; cash position; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; earnings per share; economic profit; economic value added; equity or stockholder’s equity; market share; net income; net profit; net sales; operating earnings; operating income; profit before tax; ratio of debt to debt plus equity; ratio of operating earnings to capital spending; sales growth; return on net assets; or total return to stockholders. The performance goals may differ from participant to participant and from Award to Award and may be used to measure the performance of our business as a whole or one of our business units and may be measured relative to a peer group or index.

Grants to Non-Employee Directors

The Incentive Plan provides for automatic, nondiscretionary awards to non-employee directors. Each non-employee director will be granted an initial option to purchase 40,000 shares of common stock when he or she first becomes a member of our Board of Directors. Thereafter, each non-employee director will be granted an option to purchase 20,000 additional shares of common stock on October 1 of each year, provided he or she is a non-employee director on such date and if, on such date, the eligible director will have served on the Board for at least six months. The exercise price of options granted to non-employee directors will equal 100% of the fair market value of a share on the date of grant and the term may not exceed ten years. The automatic option grants generally vest over a four-year period, with one-eighth of shares subject to the option vesting six months after the date of grant and the remaining shares vesting ratably each month thereafter, subject to the non-employee director continuing to provide services to us through each applicable vesting date. The automatic grants do not limit the ability of the Administrator to grant other discretionary awards to non-employee directors under the Incentive Plan and the Administrator has the discretion to change the terms of the automatic grants prospectively.

Transferability of Awards

Awards granted under the Incentive Plan are generally not transferable, and all rights with respect to an Award granted to a participant generally will be available during a participant’s lifetime only to the participant.

Change of Control

In the event of a change of control of the Company, each outstanding Award will be assumed or an equivalent option or right substituted by the successor corporation or a parent or subsidiary of the successor corporation. In the event that the successor corporation, or the parent or subsidiary of the successor corporation, refuses to assume or substitute for the Award, the participant will fully vest in and have the right to exercise all of his or her outstanding options or stock appreciation rights, including shares as to which such Awards would not otherwise be vested or exercisable, all restrictions on restricted stock will lapse, and, with respect to restricted stock units, performance shares and performance units, all performance goals or other vesting criteria will be deemed achieved at target levels and all other terms and conditions met. In addition, if an option or stock appreciation right becomes fully vested and exercisable in lieu of assumption or substitution in the event of a change of control, the Administrator will notify the participant in writing or electronically that the option or stock appreciation right will be fully vested and exercisable for a period of time determined by the Administrator in its sole discretion, and the option or stock appreciation right will terminate upon the expiration of such period. With respect to Awards granted to non-employee directors that are assumed or substituted for, if the non-employee director is terminated other than upon a voluntary resignation, Awards granted to such non-employee director will fully vest and be exercisable with respect to 100% of the shares subject to such Awards.

Amendment and Termination of the Incentive Plan

The Administrator will have the authority to amend, alter, suspend or terminate the Incentive Plan, except that stockholder approval will be required for any amendment to the Incentive Plan to the extent required by any applicable laws. No amendment, alteration, suspension or termination of the Incentive Plan will impair the rights of any participant, unless mutually agreed otherwise between the participant and the Administrator and which agreement must be in writing and signed by the participant and us. The Incentive Plan will terminate in March, 2016, unless the Board terminates it earlier.

Number of Awards Granted to Employees, Consultants, and Directors	The number of Awards that an employee, director or consultant may receive under the Incentive Plan is in the discretion of the Administrator and therefore cannot be determined in advance.

The following table sets forth (i) the aggregate number of shares of common stock subject to options granted under the 1997 Plan during the last fiscal year, (ii) the average per share exercise price of such options, (iii) the aggregate number of shares issued pursuant to awards of restricted stock granted under the 1997 Plan during the last fiscal year, and (iv) the dollar value of such shares based on closing price of $21.51 per share on grant date of January 10, 2005 less a par value of $0.001 per share.

Name of Individual or Group	Number of Options Granted	Average Per Share Exercise Price	Number of Shares of Restricted Stock	Dollar Value of Shares of Restricted Stock
All executive officers, as a group	250,000	$21.51	125,000	$2,688,625
All directors who are not executive officers, as a group	160,000	$13.12	—	$—
All employees who are not executive officers, as a group	2,923,740	$15.25	—	$—

Federal Tax Aspects

The following paragraphs are a summary of the general federal income tax consequences to U.S. taxpayers and Awards granted under the Incentive Plan by us. Tax consequences for any particular individual may be different. The 2006 Equity Incentive Plan does not purport to be complete, and does not discuss the tax consequences of a participant’s death or the income tax laws of any state or foreign country in which the participant may reside.

Nonstatutory Stock Options

No taxable income is reportable when a nonstatutory stock option with an exercise price equal to the fair market value of the underlying stock on the date of grant is granted to a participant. Upon exercise, the participant will recognize ordinary income in an amount equal to the excess of the fair market value (on the exercise date) of the shares purchased over the exercise price of the option. Any taxable income recognized in connection with an option exercise by an employee of the Company is subject to tax withholding by us. Any additional gain or loss recognized upon any later disposition of the shares would be capital gain or loss.

Incentive Stock Options

No taxable income is reportable when an incentive stock option is granted or exercised (except for purposes of the alternative minimum tax, in which case taxation is the same as for nonstatutory stock options). If the participant exercises the option and then later sells or otherwise disposes of the shares more than two years after the grant date and more than one year after the exercise date, the difference between the sale price and the exercise price will be taxed as capital gain or loss. If the participant exercises the option and then later sells or otherwise disposes of the shares before the end of the two- or one-year holding periods described above, he or she generally will have ordinary income at the time of the sale equal to the fair market value of the shares on the exercise date (or the sale price, if less) minus the exercise price of the option.

Stock Appreciation Rights

No taxable income is reportable when a stock appreciation right with an exercise price equal to the fair market value of the underlying stock on the date of grant is granted to a participant. Upon exercise, the participant will recognize ordinary income in an amount equal to the amount of cash received and the fair market value of any shares received. Any additional gain or loss recognized upon any later disposition of the shares would be capital gain or loss.

Restricted Stock, Restricted Stock Units, Performance Units and Performance Shares

A participant generally will not have taxable income at the time an Award of restricted stock, restricted stock units, performance shares or performance units are granted. Instead, he or she will recognize ordinary income in the first taxable year in which his or her interest in the shares underlying the Award becomes either (i) freely transferable, or (ii) no longer subject to substantial risk of forfeiture. However, the recipient of a restricted stock Award may elect to recognize income at the time he or she receives the Award in an amount equal to the fair market value of the shares underlying the Award (less any cash paid for the shares) on the date the Award is granted.

Tax Effect for the Company

We generally will be entitled to a tax deduction in connection with an Award under the Incentive Plan in an amount equal to the ordinary income realized by a participant and at the time the participant recognizes such income (for example, the exercise of a nonstatutory stock option). Special rules limit the deductibility of certain compensation paid to our Chief Executive Officer and to each of its four highest compensated officers. Under Section 162(m) of the Internal Revenue Code, no deduction is allowed for certain compensation with respect to any of these specified executives only to the extent that the amount for the taxable year for such executive exceeds $1,000,000. However, the deductibility of such compensation in excess of $1,000,000 may not be limited under Section 162(m) and the applicable treasury regulations if such compensation qualifies as performance based.

Section 409A

Section 409A of the Code, which was added by the American Jobs Creation Act of 2004, provides certain new requirements on non-qualified deferred compensation arrangements. These include new requirements with respect to an individual’s election to defer compensation and the individual’s selection of the timing and form of distribution of the deferred compensation. Section 409A also generally provides that distributions must be made on or following the occurrence of certain events (e.g., the individual’s separation from service, a predetermined date, or the individual’s death). Section 409A imposes restrictions on an individual’s ability to change his or her distribution timing or form after the compensation has been deferred. For certain individuals who are officers, Section 409A requires that such individual’s distribution commence no earlier than six months after such officer’s separation from service.

Awards granted under the Plan with a deferral feature will be subject to the requirements of Section 409A. If an Award is subject to and fails to satisfy the requirements of Section 409A, the recipient of that award may recognize ordinary income on the amounts deferred under the Award, to the extent vested, which may be prior to when the compensation is actually or constructively received. Also, if an Award that is subject to Section 409A fails to comply with Section 409A’s provisions, Section 409A imposes an additional 20% federal income tax on compensation recognized as ordinary income, as well as interest on such deferred compensation. The Internal Revenue Service has not issued final regulations under Section 409A and, accordingly, the requirements of Section 409A (and the application of those requirements to Awards issued under the Plan) are not entirely clear.

THE FOREGOING IS ONLY A SUMMARY OF THE EFFECT OF FEDERAL INCOME TAXATION UPON PARTICIPANTS AND US WITH RESPECT TO THE GRANT AND EXERCISE OF AWARDS UNDER THE INCENTIVE PLAN. IT DOES NOT PURPORT TO BE COMPLETE, AND DOES NOT DISCUSS THE TAX CONSEQUENCES OF A PARTICIPANT’S DEATH OR THE PROVISIONS OF THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE OR FOREIGN COUNTRY IN WHICH THE PARTICIPANT MAY RESIDE.

PROPOSAL THREE:
APPROVAL OF THE 2006 EMPLOYEE STOCK PURCHASE PLAN

Stockholders are being asked to approve our new employee stock purchase plan, the 2006 Employee Stock Purchase Plan (the “Purchase Plan”). Our current 1997 Employee Stock Purchase Plan expires in 2007, after which no further offerings to purchase shares may commence thereunder. The Board has determined that it is still in our and our stockholder’s best interests to have an employee stock purchase plan. The Board has reserved a total of 1,600,000 shares of our Common Stock for purchase and under the Purchase Plan, subject to stockholder approval at the Annual Meeting. The Board expects that the number of shares reserved for issuance under the Purchase Plan will be sufficient to operate the plan between three to four years without having to request additional shares. The Board will periodically review actual share consumption under the Purchase Plan and may make an additional request for shares under the Purchase Plan earlier or later than this period as needed. As of the date of stockholder approval of the Purchase Plan, no rights to purchase shares of common stock had been granted pursuant to the Purchase Plan.

Vote Required; Recommendation of Board of Directors	The approval of the Purchase Plan requires the affirmative vote of a majority of the Votes Cast on the proposal at the Annual Meeting.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS VOTING “FOR” THE ADOPTION OF THE 2006 EMPLOYEE STOCK PURCHASE PLAN AND THE NUMBER OF SHARES RESERVED FOR ISSUANCE THEREUNDER.

Description of the 2006 Employee Stock Purchase Plan	The following is a summary of the principal features of the Purchase Plan and its operation. The summary is qualified in its entirety by reference to the Purchase Plan as set forth in Appendix B.

General

The Purchase Plan was adopted by the Board in March 2006, subject to stockholders approval at the Annual Meeting. The purpose of the Purchase Plan is to provide employees with an opportunity to purchase shares of our Common Stock through payroll deductions.

Administration

The Board or a committee appointed by the Board (referred to herein as the “Administrator”) administers the Purchase Plan. All questions of interpretation or application of the Purchase Plan are determined by the Administrator and its decisions are final, conclusive and binding upon all participants.

Eligibility

Each of our employees or the employees of our designated subsidiaries who is a common law employee and whose customary employment with us or one of our designated subsidiaries is at least twenty hours per week and more than five months in a calendar year is eligible to participate in the Purchase Plan subject to the laws in which our designated subsidiaries operate; except that no employee shall be granted an option under the Purchase Plan (i) to the extent that, immediately after the grant, such employee would own 5% or more of the total combined voting power of all classes of our capital stock or the capital stock of one of the designated subsidiaries, or (ii) to the extent that his or her rights to purchase stock under all of our employee stock purchase plans accrues at a rate which exceeds $25,000 worth of stock (determined at the fair market value of the shares at the time such option is granted) for each calendar year.

Offering Period

Each offering period under the Purchase Plan will expire on the earliest to occur of (i) the completion of the purchase of shares on the last exercise date occurring within twenty-four months of the offering date of such option, (ii) such shorter option period as may be determined by the Administrator, or (iii) the date on which an eligible employee ceases to be a participant under the Purchase Plan. Each offering period will generally consist of a number of purchase periods after which shares will be purchased. Until the Administrator determines otherwise, a purchase period will be approximately six months and run from May 1 to November 1 and November 1 to May 1. To participate in the Purchase Plan, an eligible employee must authorize payroll deductions pursuant to the Purchase Plan. Such payroll deductions may not be less than 1% and may not exceed 15% of a participant’s compensation during the offering period. Once an employee becomes a participant in the Purchase Plan, the employee automatically will participate in each successive offering period until the employee withdraws from the Purchase Plan or the employee’s employment with us or the designated subsidiaries terminates. At the beginning of each offering period, each participant automatically is granted an option to purchase shares of our Common Stock. The option expires at the end of the offering period or upon termination of employment, whichever is earlier, but is exercised at the end of each purchase period to the extent of the payroll deductions accumulated during such purchase period.

Purchase Price

Shares of our Common Stock may be purchased under the Purchase Plan at a purchase price not less than 85% of the lesser of the fair market value of the common stock on (i) the first day of the offering period, or (ii) the last day of the purchase period. The fair market value of our Common Stock on any relevant date will be the closing price per share as reported on the Nasdaq National Market, or the mean of the closing bid and asked prices, if no sales were reported, as quoted on such exchange or reported in The Wall Street Journal.

Payment of Purchase Price; Payroll Deductions

The purchase price of the shares is accumulated by payroll deductions throughout each purchase period. The number of shares of our Common Stock that a participant may purchase in each purchase period during an offering period will be determined by dividing the total amount of payroll deductions withheld from the participant’s compensation during that purchase period by the purchase price; provided, however, that a participant may not purchase more than 5,000 shares each purchase period. During the offering period, a participant may discontinue his or her participation in the Purchase Plan, and may decrease or increase the rate of payroll deductions in an offering period within limits set by the administrator; provided, however, that unless the Administrator determines otherwise, a participant may reduce, but not increase his or her contributions during a purchase period for that purchase period.

All payroll deductions made for a participant are credited to the participant’s account under the Purchase Plan, are withheld in whole percentages only and are included with our general funds. Funds received by us pursuant to exercises under the Purchase Plan are also used for general corporate purposes. A participant may not make any additional payments into his or her account.

Withdrawal

Generally, a participant may withdraw from an offering period at any time by written or electronic notice without affecting his or her eligibility to participate in future offering periods. However, once a participant withdraws from a particular offering period, that participant may not participate again in the same offering period. To participate in a subsequent offering period, the participant must deliver to us a new subscription agreement.

Termination of Employment

Upon termination of a participant’s employment for any reason, including disability or death, he or she will be deemed to have elected to withdraw from the plan and the payroll deductions credited to the participant’s account (to the extent not used to make a purchase of our Common Stock) will be returned to him or her or, in the case of death, to the person or persons entitled thereto as provided in the Purchase Plan, and such participant’s option will automatically be terminated.

Adjustments upon Changes in Capitalization, Dissolution, Liquidation, Merger or Change of Control.

Changes in Capitalization

Subject to any required action by our stockholders, the number of shares reserved under the Purchase Plan, the maximum number of shares that may be purchased during any purchase period, as well as the price per share of common stock covered by each option under the Purchase Plan which has not yet been exercised shall be proportionately adjusted for any increase or decrease in the number of issued shares of common stock resulting from any dividend or other distribution, recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange.

Dissolution or Liquidation

In the event of our proposed dissolution or liquidation, the Administrator shall shorten any purchase periods and offering periods then in progress by setting a new exercise date and any offering periods shall end on the new exercise date. The new exercise date shall be prior to the dissolution or liquidation. If the Administrator shortens any purchase periods and offering periods then in progress, the Administrator shall notify each participant in writing, at least ten business days prior to the new exercise date, that the exercise date has been changed to the new exercise date and that the option will be exercised automatically on the new exercise date, unless the participant has already withdrawn from the offering period.

Change of Control

In the event of any “change of control,” as defined in the Purchase Plan, each option under the Purchase Plan shall be assumed or an equivalent option shall be substituted by such successor corporation or a parent or subsidiary of such successor corporation. In the event the successor corporation refuses to assume or substitute for the options, the Administrator shall shorten any purchase periods and offering periods then in progress by setting a new exercise date and any offering periods shall end on the new exercise date. The new exercise date shall be prior to the merger or change of control. If the Administrator shortens any purchase periods and offering periods then in progress, the Administrator shall notify each participant in writing, at least ten business days prior to the new exercise date, that the exercise date has been changed to the new exercise date and that the option will be exercised automatically on the new exercise date, unless the participant has already withdrawn from the offering period.

Amendment and Termination of the Plan

Our Administrator may at any time terminate or amend the Purchase Plan including the term of any offering period then outstanding. Generally, no such termination can adversely affect options previously granted.

New Plan Benefits

Participation in the Purchase Plan is voluntary and is dependent on each eligible employee’s election to participate and his or her determination as to the level of payroll deductions. Accordingly, future purchases under the employee stock purchase plan are not determinable. Non-employee directors are not eligible to participate in the employee stock purchase plan. No purchases have been made under the Purchase Plan since its adoption by the Board.

Certain Federal Income Tax Information

The following brief summary of the effect of federal income taxation upon the participant and us with respect to the shares purchased under the Purchase Plan does not purport to be complete, and does not discuss the tax consequences of a participant’s death or the income tax laws of any state or foreign country in which the participant may reside.

The Purchase Plan, and the right of participants to make purchases thereunder, is intended to qualify under the provisions of Sections 421 and 423 of the Code. Under these provisions, no income will be taxable to a participant until the shares purchased under the Purchase Plan are sold or otherwise disposed of. Upon sale or other disposition of the shares, the participant will generally be subject to tax in an amount that depends upon the holding period. If the shares are sold or otherwise disposed of more than two years from the first day of the applicable offering period and one year from the applicable date of purchase, the participant will recognize ordinary income measured as the lesser of (a) the excess of the fair market value of the shares at the time of such sale or disposition over the purchase price, or (b) an amount equal to 15% of the fair market value of the shares as of the first day of the applicable offering period. Any additional gain will be treated as long-term capital gain. If the shares are sold or otherwise disposed of before the expiration of these holding periods, the participant will recognize ordinary income generally measured as the excess of the fair market value of the shares on the date the shares are purchased over the purchase price. Any additional gain or loss on such sale or disposition will be long-term or short-term capital gain or loss, depending on how long the shares have been held from the date of purchase. We generally are not entitled to a deduction for amounts taxed as ordinary income or capital gain to a participant except to the extent of ordinary income recognized by participants upon a sale or disposition of shares prior to the expiration of the holding periods described above.

THE FOREGOING IS ONLY A SUMMARY OF THE EFFECT OF FEDERAL INCOME TAXATION UPON PARTICIPANTS AND US UNDER THE PURCHASE PLAN. IT DOES NOT PURPORT TO BE COMPLETE, AND DOES NOT DISCUSS THE TAX CONSEQUENCES OF A PARTICIPANT’S DEATH OR THE PROVISIONS OF THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE OR FOREIGN COUNTRY IN WHICH THE PARTICIPANT MAY RESIDE.

PROPOSAL FOUR:
RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed PricewaterhouseCoopers LLP as the independent registered public accounting firm to Rambus to audit our consolidated financial statements for the fiscal year ending December 31, 2006.

Although ratification by stockholders is not required by law, the Audit Committee has conditioned its appointment of the independent registered public accounting firm upon the receipt of the affirmative vote of a majority of the votes duly cast at the Annual Meeting. If the stockholders do not ratify the appointment of PricewaterhouseCoopers LLP, the Audit Committee will reconsider its selection.

Notwithstanding its selection, the Audit Committee, in its discretion, may hire a new independent registered public accounting firm at any time during the year if the Audit Committee believes that such a change would be in the best interest of Rambus and its stockholders.

Our History with PricewaterhouseCoopers

PricewaterhouseCoopers LLP (or its predecessor, Coopers & Lybrand L.L.P.) has audited our financial statements since 1991. Representatives of PricewaterhouseCoopers LLP may be present at the Annual Meeting to respond to appropriate questions and to make a statement if they so desire.

Principal Accountant Fees and Services	The aggregate fees billed for professional accounting services by PricewaterhouseCoopers LLP for the fiscal years ended December 31, 2005, and December 31, 2004 are as follows:

	Fiscal Year Ended December 31, 2005	Fiscal Year Ended December 31, 2004
Audit Fees(1)	$736,200	$798,700
Audit-Related Fees(2)	$22,500	$5,000
Tax Fees(3)	$14,696	$174,051
All Other Fees	$0	$0

Total Fees	$773,396	$977,751

(1)	Audit Fees consist of fees for professional services rendered for the audit of the Company’s consolidated annual financial statements and review of the interim consolidated financial statements included in quarterly reports. In 2005 and 2004, audit fees also included $531,700 and $602,600, respectively, in fees for professional services rendered for the audits of (i) management’s assessment of the effectiveness of internal controls over financial reporting; and (ii) the effectiveness of internal control over financial reporting.

(2)	Audit-Related Fees consist of fees for acquisition services, consultations and a Form S-8 filing.
(3)	Tax Fees consist of tax return preparation in 2004 and technical tax advice in 2004 and 2005.

Policy on Audit Committee Pre-Approval of Audit and the Permissible Non-Audit Services of Independent Registered Public Accounting Firm

The Audit Committee’s policy is to pre-approve 100% of all audit and permissible non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The independent registered public accounting firm and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date. The Audit Committee may also pre-approve particular services on a case-by-case basis.

Independence of PricewaterhouseCoopers LLP	The Audit Committee has determined that the accounting advice and tax services provided by PricewaterhouseCoopers LLP are compatible with maintaining PricewaterhouseCoopers LLP’s independence.

Vote Required	The approval of the Incentive Plan requires the affirmative vote of a majority of the Votes Cast on the proposal at the Annual Meeting.

The Board of Directors unanimously recommends voting “FOR” the adoption of the 2006 Equity Incentive Plan and the number of shares reserved for issuance thereunder.

The affirmative vote of a majority of the shares present and entitled to vote at the Annual Meeting will be required to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm.

The Board unanimously recommends that you vote “FOR” the ratification of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2006.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Under the proxy rules of the SEC, a person who directly or indirectly has or shares voting power or investment power with respect to a security is considered a beneficial owner of the security. Voting power is the power to vote or direct the voting of shares, and investment power is the power to dispose of or direct the disposition of shares. Shares as to which voting power or investment power may be acquired within 60 days are also considered as beneficially owned under the proxy rules.

The following table sets forth certain information as of February 28, 2006, regarding beneficial ownership of our Common Stock by (i) each person who is known to us to own beneficially more than five percent (5%) of our Common Stock, (ii) each director, the director emeritus and each nominee for election as a director of Rambus, (iii) each executive officer named in the Summary Compensation Table of this Proxy Statement, and (iv) the total for our current directors, our director emeritus and executive officers named in the Summary Compensation Table. The information on beneficial ownership in the table and the footnotes is based upon our records and the most recent Form 13F, Schedule 13D or 13G filed by each such person or entity and information supplied to us by such person or entity. Unless otherwise indicated, each person has sole voting power and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable. Shares subject to options which are exercisable within 60 days of February 28, 2006 are deemed to be outstanding and to be beneficially owned by the person holding such options for the purpose of computing the percentage ownership of such person, but are not deemed to be outstanding and to be beneficially owned for the purpose of computing the percentage ownership of any other person.

Name or Group of Beneficial Owners	Number of Shares Beneficially Owned (1)	Options Exercisable in 60 Days	Percentage of Shares Beneficially Owned (1)
PRIMECAP Management Company (2) 225 South Lake Ave. #400 Pasadena, CA 91101	10,005,627	—	9.85%
Stuart J. Steele (3) 436 S. River Road Beford, NH 03110	8,117,001	—	7.99%
Geoff Tate, Director and former CEO (4)	5,409,256	2,736,800	5.18%
Harold Hughes, Director, CEO and President	188,501	108,501	*
Laura S. Stark, Sr. Vice President, Platform Solutions (5)	409,692	378,187	*
Robert K. Eulau, Sr. Vice President and CFO (6)	142,465	72,714	*
John D. Danforth, Sr. Vice President and General Counsel	392,411	342,805	*
Kevin S. Donnelly, Sr. Vice President, Technology Development	500,611	474,250	*
J. Thomas Bentley, Director	13,333	13,333	*
Sunlin Chou, Director (7)	—	—	—
William Davidow, Director Emeritus (8)	748,102	—	*
Bruce Dunlevie, Director (9)	691,492	280,000	*
P. Michael Farmwald, Director	2,828,436	22,500	2.78%
Mark Horowitz, Director	1,414,976	40,000	1.39%
Kevin Kennedy, Director	152,500	52,500	*
David Mooring, Director	1,517,073	826,451	1.48%
Abraham D. Sofaer, Director	10,607	9,166	*
All current directors, director emeritus, and named officers as a group (15 persons)	14,419,455	5,357,207	13.48%

*	(Less than 1%)
(1)	Percentage of shares beneficially owned is based on 101,618,917 shares outstanding as of February 28, 2006.

(2)	As reported on Schedule 13G filed on January 9, 2006.
(3)	As reported on Schedule 13G/A filed on January 27, 2005.
(4)	Includes 60,000 shares held of record by Mr. Tate’s wife, Colleen Thygesen Tate, as Trustee for their children.
(5)	Includes 9,335 shares held of record by Mrs. Stark’s husband, Don Stark.
(6)	Mr. Eulau resigned as Chief Financial Officer effective March 2, 2006.
(7)	Dr. Chou was appointed to our Board of Directors on March 27, 2006.
(8)	Includes 7,130 shares held by Dr. Davidow as a trustee for The Preservation Charitable Remainder Unit Trust dated February 13, 2004 and 664,572 shares held by Mr. Davidow as a trustee for his family.
(9)	Includes 16,000 shares held by Mr. Dunlevie as a trustee for his children and 129,332 shares held jointly with his spouse, Elizabeth W. Dunlevie.

EXECUTIVE OFFICERS OF THE COMPANY

Information regarding our executive officers and their ages and positions as of March 28, 2006, is contained in the table below. Our executive officers are appointed by, and serve at the discretion of, our Board of Directors. There is no family relationship between any of our executive officers.

Name	Age	Position and Business Experience
John D. Danforth	48	Sr. Vice President, General Counsel and Secretary. Mr. Danforth joined us in October 2001 as Sr. Vice President, General Counsel and Secretary. From 2000 to 2001, Mr. Danforth was Sr. Vice President, General Counsel and Secretary for Niku Corp., an enterprise software applications company. From 1994 to 2000, he served as Vice President, General Counsel and Secretary of Creative Labs, Inc., a manufacturer of PC peripherals. From 1985 to 1994, Mr. Danforth was with the law firm of Morrison & Foerster, becoming a partner in 1988. Mr. Danforth holds a B.A. degree in History, the Arts & Letters from Yale College and a J.D. from Columbia Law School. He is a member of the Bar Associations of California and New York.

Kevin S. Donnelly	44	Sr. Vice President, Technology Development. Mr. Donnelly joined us in 1993. From February 2005 to March 2006, Mr. Donnelly served as Co-Vice President of Engineering. From October 2000 to February 2005 he served as Vice President, Logic Interface Division. Mr. Donnelly held various engineering positions before becoming Vice President, Logic Interface Division in October 2000. Before joining Rambus, Mr. Donnelly held engineering positions at National Semiconductor, Sipex, and Memorex, over an eight year period. He holds a B.S. degree in Electrical Engineering and Computer Sciences from the University of California, Berkeley, and an M.S. degree in Electrical Engineering from San Jose State University.

Sharon E. Holt	41	Sr. Vice President, Sales, Licensing and Marketing. Mrs. Holt has served as our Senior Vice President, Sales, Licensing and Marketing (formerly titled, Worldwide Sales and Marketing) since joining us in August 2004. From November 1999 to July 2004, Mrs. Holt held various positions at Agilent Technologies, Inc., an electronics instruments and controls company, most recently as Vice President and General Manager, Americas Field Operations, Semiconductor Products Group. Prior to Agilent Technologies, Inc., Mrs. Holt held various engineering, marketing, and sales management positions at Hewlett-Packard Company, a hardware manufacturer. Mrs. Holt holds a B.S. degree in Electrical Engineering, with a minor in Mathematics from the Virginia Polytechnic Institute and State University.

Name	Age	Position and Business Experience
Harold Hughes	60	Mr. Hughes has served as our Chief Executive Officer and President since January 2005, as acting Chief Financial Officer since March 2006 and as a director since June 2003. He served as a United States Army Officer from 1969 to 1972 before starting his private sector career with Intel Corporation, a semiconductor corporation. Mr. Hughes held a variety of positions within Intel Corporation from 1974 to 1997, including Treasurer, Vice President of Intel Capital, Chief Financial Officer, and Vice President of Planning and Logistics. Following Intel, Mr. Hughes was the Chairman and Chief Executive Officer of Pandesic, LLC. He also serves on the boards of Berkeley Technology, Ltd. and Xilinx, Inc. He holds a B.A. from the University of Wisconsin and an M.B.A. from the University of Michigan.

Samir A. Patel	46	Sr. Vice President, Product Development and Production. Mr. Patel joined Rambus in 1991. From February 2005 to March 2006, Mr. Patel served as Co-Vice President of Engineering. From November 1999 to February 2005, he served as Vice President of the Memory Interface Division. Mr. Patel held various engineering positions before becoming Vice President, Memory Interface Division in November 1999. Prior to Rambus, Mr. Patel held various positions of increasing responsibility at Sun Microsystems, Catalyst Semiconductor, and National Semiconductor. Mr. Patel holds a M.S. degree in Electrical Engineering from the University of California, Santa Barbara, and a B.S. degree in Electrical Engineering from the Indian Institute of Technology in Bombay, India.

Michael Schroeder	46	Vice President, Human Resources. Mr. Schroeder has served as our Vice President, Human Resources since joining us in June 2004. From April 2003 to May 2004, Mr. Schroeder was Vice President, Human Resources at DigitalThink, Inc. an online service company. From August 2000 to August 2002, Mr. Schroeder served as Vice President, Human Resources at Alphablox Corporation, a software corporation. From August 1992 to August 2000, Mr. Schroeder held various positions at Synopsys, Inc., a software and programming company, including Vice President, California Site Human Resources, Group Director Human Resources, Director Human Resources and Employment Manager. Mr. Schroeder attended the University of Wisconsin, Milwaukee and studied Russian.

Laura S. Stark	37	Sr. Vice President, Platform Solutions. Mrs. Stark joined Rambus in 1996 as Strategic Accounts Manager, and held the positions of Strategic Accounts Director and Vice President, Alliances and Infrastructure, before assuming the position of Vice President, Memory Interface Division in October 2000, which she held until February 2005 when she was appointed Vice President, Platform Solutions. Prior to Rambus, Mrs. Stark held various positions in the semiconductor products division of Motorola, a communications equipment company, during a six-year tenure, including Technical Sales Engineer for the Apple sales team and Field Application Engineer for the Sun and SGI sales teams. Mrs. Stark holds a B.S. degree in Electrical Engineering from the Massachusetts Institute of Technology.

EXECUTIVE COMPENSATION

The following table sets forth information regarding the compensation of our Chief Executive Officer, our former Chief Executive Officer and our next four most highly compensated executive officers for services rendered in all capacities for the last three fiscal years.

Name	Year	Annual Compensation		Long-Term Compensation Awards		All Other Compensation (3)
				Restricted Stock Awards	Securities Underlying Options (2)

		Salary	Bonus (1)
Harold Hughes (4)	CY 2005	$317,708	$285,287	125,000	250,000	$792
CEO & President	CY 2004	30,000	—	—	20,000	—
	CY 2003	15,000	—	—	40,000	—

Geoff Tate (5)	CY 2005	147,066	—	—	—	2,048
Former CEO	CY 2004	325,000	414,199	—	100,000	2,524
	CY 2003	282,400	277,987	—	350,000	2,760

Laura S. Stark	CY 2005	250,160	166,500	—	—	2,192
Sr. Vice President, Platform Solutions	CY 2004	225,000	259,279	—	85,000	2,224
	CY 2003	200,128	115,906	—	200,000	2,760

Robert K. Eulau (6)	CY 2005	250,000	166,500	—	—	2,192
Sr. Vice President & CFO	CY 2004	250,000	231,622	—	60,000	2,224
	CY 2003	250,000	170,838	—	70,000	2,760

John D. Danforth	CY 2005	250,000	166,500	—	—	2,192
Sr. Vice President & General Counsel	CY 2004	250,000	225,574	—	230,000	2,224
	CY 2003	250,000	143,000	—	70,000	962

Kevin S. Donnelly	CY 2005	240,000	162,000	—	—	2,192
Sr. Vice President, Engineering	CY 2004	225,000	194,018	—	75,000	2,224
	CY 2003	200,000	114,711	—	200,000	2,760

(1)	Earned for services during year.
(2)	The option grants to executive officers, which are typically granted annually, were granted in January 2006 in the aggregate amount of 315,000 shares. The details of these grants will be disclosed in the 2007 proxy.
(3)	Consists of amounts paid by Rambus for (i) group term life insurance premiums and (ii) a 10% matching contribution of the amount each participant contributed to our 401(k) plan.
(4)	Mr. Hughes’ compensation in CY2004 and CY2003 resulted from his service as a member of our Board of Directors and prior to his appointment as Chief Executive Officer on January 9, 2005.
(5)	Mr. Tate resigned as Chief Executive Officer on January 9, 2005. Mr. Tate served as a part-time employee from January 9, 2005 until January 6, 2006 and is currently not an employee of Rambus.
(6)	Mr. Eulau resigned as Chief Financial Officer on March 1, 2006.

EQUITY COMPENSATION PLANS

The following table provides information as of December 31, 2005 with respect to the shares of the Company’s common stock that may be issued under the Company’s existing equity compensation plans.

	A	B	C
Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (Excluding Securities Reflected in Column A)
Equity Compensation Plans Approved by Security Holders (1)	19,201,454	$15.94	1,581,164
Equity Compensation Plans Not Approved by Security Holders	6,826,063	$17.30	4,136,302

Total	26,027,517		5,717,466

(1)	This reflects our 1997 Stock Plan (the “1997 Plan”) and 1997 Employee Stock Purchase (the “ESPP”). The 1997 Plan provides for an annual increase in the number of Shares (as defined in 1997 Plan) reserved and available for issuance under the 1997 Plan equal to the lesser of (i) the number of Shares needed to restore the maximum aggregate number of Shares which may be optioned and sold under the 1997 Plan to 4,000,000 (after giving effect to a four-for-one split of the Registrant’s Common Stock effective June 15, 2000), (ii) four percent (4%) of the outstanding Shares, as of the last business day of such fiscal year, or (iii) a lesser number of Shares determined by the Board of Directors. The ESPP provides for an annual increase in the number of Shares (as defined in the ESPP) reserved and available for issuance under the ESPP equal to the lesser of (i) the number of Shares needed to restore the maximum aggregate number of Shares which may be sold under the ESPP to 1,600,000 (after giving effect to a four-for-one split of the Registrant’s Common Stock effective June 15, 2000), (ii) one percent (1%) of the outstanding Shares as of the last business day of such fiscal year, or (iii) a lesser number of Shares determined by the Board of Directors.

1999 Nonstatutory Stock Option Plan

In October 1999, we adopted our 1999 Nonstatutory Stock Option Plan, which authorizes the issuance of nonstatutory options to employees and consultants. The 1999 Nonstatutory Stock Option Plan is our only equity compensation plan that was not approved by our stockholders. We have reserved 14,800,000 shares of Common Stock for issuance under the plan. The plan expires ten years after adoption, and our Board of Directors or a committee designated by our Board of Directors has the authority to determine to whom options will be granted, the number of shares, the vesting period, the expiration date, and the exercise price (which generally is the fair market value at the date of grant). If stockholders approve our 2006 Equity Incentive Plan pursuant to Proposal 2, we will terminate the 1999 Nonstatutory Stock Option plan and no further awards will be made thereunder, but it will continue to govern awards granted under that plan.

OPTION GRANTS IN LAST FISCAL YEAR

The following table sets forth information regarding options granted during 2005 to each of the persons named in the Summary Compensation Table.

Name	Number of Securities Underlying Options Granted		% of Total Options Granted to Employees in Fiscal Year	Exercise Price Per Share	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term
						5%	10%
Harold Hughes	250,000	(1)	7.8771	$21.51	01/10/15	$3,381,881	$8,570,350

(1)	Options granted vest ratably over 48 months.

AGGREGATED OPTION EXERCISES IN 2005 FISCAL AND FISCAL YEAR-END OPTION VALUES

The following table sets forth information with respect to persons named in the Summary Compensation Table concerning exercised and unexercised options held as of December 31, 2005.

Name	Shares Acquired on Exercise	Value Realized	Number of Securities Underlying Unexercised Options at 12/31/05 (1)			Value of Unexercised In-the-Money Options at 12/31/05 (2)
			Vested	Unvested		Vested	Unvested
Harold Hughes (3)	—	$—	88,124	221,876		$700	$1,700
Geoff Tate	73,600	$878,784	2,736,800	665,000	(4)	$10,498,816	$1,907,170
Laura S. Stark	40,000	$348,258	420,265	405,000		$742,817	$1,699,455
Robert K. Eulau	10,000	$133,745	432,708	265,292		$3,175,520	$1,369,684
John D. Danforth	—	$—	342,092	447,908		$1,949,609	$2,087,531
Kevin S. Donnelley	—	$—	547,000	395,000		$1,617,897	$1,699,455

(1)	Although some options are immediately exercisable for all the shares subject to the option, any shares purchased under such an option are subject to repurchase by us, at the exercise price paid per share, in the event the optionee ceases to provide services to us prior to vesting in those shares.
(2)	Market value of underlying securities based on the closing price of the our Common Stock on December 31, 2005 (the last trading day of fiscal 2005) on the Nasdaq National Market of $16.19 minus the exercise price.
(3)	Includes options granted to Harold Hughes during his time as a member of our Board before he became our CEO on January 9, 2005.
(4)	At the request of Mr. Tate, former CEO and current Chairman of our Board, Mr. Tate entered into an agreement with us to which Mr. Tate agreed to cancel an aggregate of (i) 665,000 unvested options to purchase 665,000 shares of our Common Stock and (ii) 500,000 unvested common stock equivalents held by him. This action was taken by Mr. Tate unilaterally in connection with his wish to conform his compensation going forward as a non-employee Board member of ours to our current policies with respect to Board and executive compensation.

Change of Control and Severance Arrangements

Mr. Danforth, Senior Vice President and General Counsel, entered into an employment agreement with us dated January 6, 2006. Pursuant to the terms of the Agreement, Mr. Danforth will be employed as a full-time employee during a period in which we and Mr. Danforth mutually agree and afterwards as a part-time employee through a subsequent twelve-month period. Mr. Danforth’s base salary and annual target bonus will be set by us in our sole discretion and Mr. Danforth shall also be paid certain additional bonuses if and when certain triggering events relating to outcomes in certain litigation matters occur during the term of the Agreement. If Mr. Danforth’s employment is involuntarily terminated prior to October 7, 2007 by us other than for “Cause” (as defined in the Agreement) or other than due to Mr. Danforth’s death or “Disability” (as defined in the Agreement), then subject to Mr. Danforth entering into a release of claims in favor of us, Mr. Danforth shall receive severance from us which shall include certain salary and bonus payments and accelerated vesting of options to acquire shares of our common stock. The Agreement is filed with our Annual Report on Form 10-K for the fiscal year ended December 31, 2005.

Mr. Mooring, a Rambus Director and former President, entered into an employment agreement with us dated January 14, 2004. During the first year, Mr. Mooring received cash compensation equal to his 2003 base salary of $312,000, and a target bonus subject to Rambus’ normal payroll practices. After January 14, 2005, the agreement allowed for Mr. Mooring to convert to a part-time basis, which occurred on February 7, 2005. During the part-time period of a year, Mr. Mooring received a salary and bonus pro-rated against his 2004 full-time compensation, based upon the percentage of full-time employment, which would not be less than 50%, and was 70%. The agreement could have been extended by the mutual agreement of Mr. Mooring and us. During his employment with us, Mr. Mooring was entitled to participate in all applicable employee benefit programs.

Under the employment agreement, if Mr. Mooring’s employment was terminated prior to January 17, 2006 either (i) without “cause” by us; (ii) by Mr. Mooring for “good cause”; or (iii) as a result of Mr. Mooring’s “disability” (as such terms are defined in the agreement) then, provided Mr. Mooring was bound by a specific Release of Claims Agreement, any shares held by Mr. Mooring subject to any vesting would have been accelerated and would have become immediately exercisable as if he had remained employed by us through January 17, 2006. Mr. Mooring’s employment with us ended February 2006, and no further obligations exist under this agreement.

10b5-1 Trading Plans	The following Section 16 reporting persons currently have 10b5-1 trading plans in place: John D. Danforth, Mark Horowitz, David Mooring, and Geoff Tate.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act requires our executive officers, directors and ten percent stockholders to file reports of ownership and changes in ownership with the SEC. The same persons are required to furnish us with copies of all Section 16(a) forms they file. Based solely on our review of these forms, we believe that during fiscal 2005 all of our executive officers, directors and ten percent stockholders complied with the applicable filing requirements except for late Form 4s filed on behalf of Kevin S. Donnelly and Abraham Sofaer. The late filing for Mr. Donnelly was related to Mr. Donnelly’s sale of shares acquired through our employee stock purchase plan on November 1, 2004. A Form 4 was filed for Mr. Donnelly upon discovery that such a report was not timely filed. The late filing for Mr. Sofaer was related to shares Mr. Sofaer acquired in lieu of receiving Board of Directors fees in 2005. A Form 4 was filed for Mr. Sofaer after we processed his request for the shares.

Certain Relationships, Related Transactions and Other Transactions

In October 2002, we licensed our serial link technology to Universal Network Machines, Inc. in exchange for a license fee and royalties based on Universal Network Machines, Inc.’s sales of products incorporating the licensed technology. This agreement was approved by a majority of the independent and disinterested members of the Board. Bruce Dunlevie, a member of our Board, is a director of Universal Network Machines, Inc.

In December 2002, we engaged Enigma Semiconductor, Inc. to provide services to us in exchange for a service fee. In February 2003, we purchased 1,894,837 shares of Series A preferred stock of Enigma for an aggregate value of $400,000. As of December 31, 2003, the closing of the Series A Preferred Stock financing, our ownership interest represented approximately 14.9% of the outstanding shares of Enigma. In May 2003, we licensed our serial link technology to Enigma in exchange for a license fee and royalties based on net sales of Enigma products incorporating the licensed technology. Kevin Donnelly, our Sr. Vice President, Technology Department was a director of Enigma until his resignation from such board in April 2004.

In February 2003, we licensed our serial link technology to Raza Microelectronics, Inc. in exchange for a license fee, engineering fees and royalties based on Raza Microelectronics, Inc.’s sales of products incorporating the licensed technology. In November 2003, we signed an amendment to its serial link technology agreement with Raza Microelectronics, Inc. in exchange for an additional license fee, engineering fees, and royalties based on Raza Microelectronics Inc.’s sales of products incorporating the licensed technology. This amendment was approved by a majority of the independent and disinterested members of our Board. Bruce Dunlevie, a member of our Board, is a director of Raza Microelectronics, Inc.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

Audit Committee

The information regarding our Audit Committee set forth below shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the 1934 Securities Exchange Act, as amended, except to the extent that we specifically incorporate it by reference in such filing.

Audit Committee Charter

Our Board of Directors adopted and approved a new charter for the Audit Committee in January 1998. In November 2002, the Board amended the Audit Committee charter. The Board amended and restated the Audit Committee Charter in March 2004 to bring the charter into compliance with the final rules of the SEC and NASD.

Financial Expert

Our Board of Directors determined Mr. Hughes, who served as Audit Committee Chairman during 2004, until his appointment as Chief Executive Officer and President on January 9, 2005 was the “Audit Committee financial expert” as defined in Item 401(h) of Regulation S-K. As of March 11, 2005, the Board of Directors determined that Mr. Bentley is the “Audit Committee financial expert” as defined in Item 401(h) of Regulation S-K.

Report of the Audit Committee

The following is the report of the Audit Committee of our Board of Directors with respect to our audited financial statements for the fiscal year ended December 31, 2005, which include our consolidated balance sheets as of December 31, 2005 and 2004 and the related consolidated statements of operations, stockholders’ equity and comprehensive income, and cash flows for each of the fiscal years ended December 31, 2005 and December 31, 2004, and December 31, 2003, and the notes thereto.

Review with Management	The Audit Committee has reviewed and discussed our audited financial statements with management.

Review and Discussions with the Independent Registered Public Accounting Firm

The Audit Committee has discussed with PricewaterhouseCoopers LLP, our independent registered public accounting firm, the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards), as may be modified or supplemented, which includes, among other items, matters related to the conduct of the audit of our financial statements. The Audit Committee has also received written disclosures and the letter from PricewaterhouseCoopers LLP required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) (which relates to the auditors’ independence from us and our related entities), as may be modified or supplemented, and has discussed with PricewaterhouseCoopers LLP its independence from us.

Conclusion

Based on the review and discussions referred to above, the Audit Committee recommended to the Board that our audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2005 for filing with the Securities and Exchange Commission.

Respectfully submitted by:

THE AUDIT COMMITTEE
OF THE BOARD OF DIRECTORS
J. Thomas Bentley, Chairman
P. Michael Farmwald
Abraham Sofaer

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

The Compensation Committee (the “Committee”) administers, determines, and reviews the compensation program for the Chief Executive Officer, other officers, key executives, and outside directors, including the executive officers listed on the Summary Compensation Table (the “named executives”). The Committee also oversees the administration of general employee benefit plans, including the Company’s employee equity compensation plan and the employee stock purchase plan. The Committee has the authority to retain and terminate any independent, third-party compensation consultant and to obtain independent advice and assistance from internal and external legal counsel, accounting and other advisors.

Members and Purpose of Compensation Committee

Three independent, non-employee directors serve on the Committee, which currently consists of directors Mr. Dunlevie, Dr. Farmwald, and Dr. Kennedy. The Compensation Committee sets policy and administers our cash and equity incentive programs for the purpose of attracting and retaining highly-skilled executives and key employees who will promote our business goals and build long-term stockholder value. The Compensation Committee is also responsible for reviewing and making recommendations to the Board regarding all forms of compensation for our executive officers.

Compensation Philosophy and Policies

The policy of the Committee is to ensure that the Company’s executive compensation programs support the Company’s primary objective of creating value for its stockholders. Accordingly, the policy of the Committee is to attract and retain key personnel through the payment of competitive base salaries and to encourage and reward performance through bonuses and stock ownership. We have structured our compensation and benefits programs to motivate the management team to achieve or exceed key objectives by making a significant portion of individual compensation directly dependent on our achievement of financial goals, and by providing significant rewards for exceeding those goals. The Committee believes our compensation and benefits programs promote management’s achievement of key objectives on a sustained basis and provide an effective means of enhancing long-term stockholder return.

The Committee and Management utilize peer group comparisons and benchmarking surveys to provide a reliable indicator of Rambus’ compensation programs in the marketplace. The peer group comparison utilizes metrics available from the following companies: Actel Corp., Artisan Components Inc., Ceva Inc., DSP Group Inc., FormFactor Inc., InterDigital Communications Corporation, MIPS Technologies Inc., Magma Design Automation Inc., OmniVision Technologies Inc., Pixelworks Inc., Tessera Technologies, and Virage Logic Corp. The Committee also uses benchmarking surveys that provide summarized data levels of base salary, equity-based and other long-term incentives.

The Committee feels that peer group comparisons, and benchmarking surveys provide an acceptable reference for the purposes of assessing Rambus’ compensation objectives.

In 2004, Management hired Compensia, Inc., an independent, third-party compensation consultant to assist the Committee in evaluating its current compensation programs.

The Committee’s objectives are to:

•	use total compensation (salary plus annual cash bonus) to recognize each officer’s scope of responsibility, role in the organization, experience, performance and contribution;

•	utilize a combination of equity based incentives and compensation to promote long-term growth, success, and stockholder value;

•	ensure that the total compensation program will motivate, retain and attract executives of outstanding abilities; and

•	ensure that current cash and equity incentive opportunities are competitive with comparable companies.

Annual Salary

The annual salary for officers and employees is determined relative to job scope, past and present contributions for performance, compensation for similar positions at peer and/or other high-technology companies, and individual factors. We emphasize pay-for-performance in all components of compensation, making salary adjustments based on individual employee performance relative to compensation levels among employees in similar positions in the defined talent market. In 2005, annual salary represented 50% of our CEO’s annual total target cash and between 57% to 58% of the annual total target for other officers with the remainder in bonus.

The Committee reviews officer salaries annually. To identify compensation practices for similar officer positions among other high-technology companies, the Committee used compensation information provided in independent, third-party, published surveys. The Committee also considered our overall performance as well as and each functional units performance, incumbent performance and experience, relative levels of pay among the officers, and recommendations from the CEO and our Human Resources staff.

Annual Cash Bonus

The Committee rewards achievement at specified levels of financial and individual performance. Each officer has a target bonus level that is competitive with target bonuses for similar positions reported in our independent, third-party surveys. The Committee’s independent compensation consultant also reviewed the target bonus levels and reported to the Committee that the targets are competitive in comparison to the peer group specified in “Compensation Philosophy and Policies,” earlier in this report. The Committee believes that financial performance is a key measurement in determining bonus awards.

Equity Compensation

Ownership of our Common Stock is a key element of executive compensation. Our officers and other employees are eligible to participate in the 1997 Stock Plan and the 1997 Employee Stock Purchase Plan (the Purchase Plan). Non-executive officer employees are also eligible to participate in the 1999 Nonstatutory Stock Plan. The 1997 Stock Plan permits the Board or the Compensation Committee to grant restricted stock, stock options, stock purchase rights and Common Stock Equivalents to employees, including executive officers, on such terms as the Board or the Compensation Committee may determine. The 1999 Nonstatutory Stock Plan permits the Board or the Compensation Committee to grant stock options to employees on such terms as the Board or the Compensation Committee may determine. The Compensation Committee has authority to grant and administer stock options to all of our employees.

We grant options to substantially all employees. The practice is essential to our success, enabling us to attract and retain a highly talented and marketable employee population, and enabling clear employee focus on building shareholder value.

In determining the size of a stock option grant to a new officer or other new key employee, the Compensation Committee takes into account equity participation by comparable employees within Rambus, external competitive circumstances and other relevant factors. These options typically vest ratably over 60 months and thus require the employee’s continued service. Additional options may be granted to current employees to reward performance or to provide additional unvested equity incentives. The vesting of these additional stock options usually will not begin until previous option grants have become fully vested, at which point they will generally vest ratably over a one or two year period. In determining the grants for each officer, the Committee considered each officer’s performance and contribution during the fiscal year, analyses reflecting the value delivered, and competitive practices.

The Purchase Plan permits employees to acquire our common stock through payroll deductions and promotes broad-based equity participation throughout Rambus.

The Committee believes that these stock plans align the interests of the employees with the long-term interests of the stockholders.

401(k) Plan

We also maintain a 401(k) Plan to provide retirement benefits through tax deferred salary deductions for all employees. We contributed an additional 10% of each employee’s contributions on a quarterly basis through 2005. As of January 2006, we revised our plan to contribute 50% of the first 6% of each employee’s contributions on a quarterly basis. The contribution made by us is immediately vested.

Egalitarian Culture

Rambus seeks to maintain an egalitarian culture in its facilities and operations. Officers are not entitled to operate under different standards than other employees. We do not provide officers with reserved parking spaces or separate dining or other facilities, nor do we have programs for providing personal-benefit perquisites to officers, such as permanent lodging, personal entertainment or family travel. Our health care and other insurance programs are the same for all eligible employees, including officers.

Committee Actions During 2005

The Committee and our Management collaborated on several initiatives during 2005 that further evolve and enhance the governance and alignment of compensation and benefit practices with the interests of stockholders.

Section 162(m)

The Committee has considered the potential future effects of Section 162(m) of the Internal Revenue Code of 1986, as amended. Section 162(m) limits the deductibility by public companies of certain executive compensation in excess of $1,000,000 per executive per year, but excludes from the calculation of such $1,000,000 million limit certain elements of compensation, including performance-based compensation, provided that certain requirements are met. With the exception of Mr. Hughes, none of our executive officers approached the $1,000,000 million limit in fiscal 2005. In 2005, Mr. Hughes’ non-deductible compensation calculated under Section 162(m) was $2,339,000. However, the provisions of Section 162(m) merit current consideration because, under certain circumstances, the difference between the fair market value and the exercise price of options granted in the present time period, measured at the time of exercise, could be included in the calculation under Section 162(m) of the executive officers’ compensation in the time period in which the exercise occurs.

This result can be avoided if the plans under which such options are granted comply with certain requirements at the time of grant, including administration by a committee consisting solely of two or more outside directors and stockholder approval of the terms of the plan, including approval of an annual limit stated in the plan on the number of shares with respect to which options may be granted to any employee. Our 1997 Stock Plan and our Incentive Plan have been designed and administered to meet these requirements. We have not attempted to structure other elements of executive compensation to qualify as performance-based compensation for purposes of Section 162(m).

2005 Executive Compensation

Our executive compensation philosophy is that base salary and cash bonuses should reflect our overall financial and non-financial performance and that non-cash compensation should be closely aligned with stockholder interests.

2005 Chief Executive Officer Compensation

Harold Hughes joined us as Chief Executive Officer and President on January 9, 2005. Mr. Hughes does not have an employment or severance agreement with us. In setting Mr. Hughes’ compensation, the Compensation Committee, in addition to considering the factors for all executive officers described above, also considers data reflecting comparative compensation information from other companies.

In 2005, Mr. Hughes’ compensation was based on our overall expected 2005 performance in relation to goals set in the beginning of the year. This amount, in addition to annual incentives, was estimated to provide an annual cash compensation level at the average compensation amounts as the above mentioned comparable companies. In setting this amount, the Compensation Committee took into account (i) its belief that Mr. Hughes was a Chief Executive Officer of a leading technology company who has significant and broad-based experience in the semiconductor industry, (ii) the scope of Mr. Hughes’ responsibility, and (iii) the Board’s recognition that Mr. Hughes has positioned us for sustained long-term growth. Considering these factors, in 2005, Mr. Hughes was granted options to purchase 250,000 shares of common stock and 125,000 shares of restricted stock upon joining Rambus as Chief Executive Officer. These options vest ratably over the next 48 months. The Compensation Committee has determined this grant is consistent with competitive practices and closely align Mr. Hughes’ interest with those of our stockholders.

During the year ended December 31, 2005, Rambus achieved several, of its corporate objectives, that the Compensation Committee had established to measure Mr. Hughes’ performance. The Compensation Committee then analyzed Mr. Hughes’ individual performance as exceeding expectations, primarily reflecting his success in Rambus’ achievement of these goals.

Based upon our review, we found the compensation of the Chief Executive Officer and the other executive officers to be reasonable and not excessive.

Respectfully submitted by:

THE COMPENSATION COMMITTEE
OF THE BOARD OF DIRECTORS
Bruce Dunlevie, Chairman
P. Michael Farmwald
Kevin Kennedy

PERFORMANCE GRAPH

The following graph compares the cumulative total return to stockholders on our common stock with the cumulative total return of the Nasdaq Stock Market Index-U.S. (Nasdaq US Index) and the RDG Semiconductor Composite Index through December 31, 2005. The graph assumes that $100 was invested on September 30, 2000, in our common stock, the Nasdaq US Index, and the RDG Semiconductor Composite Index, including reinvestment of dividends. No dividends have been declared or paid on our common stock. Historic stock price performance is not necessarily indicative of future stock price performance.

OTHER MATTERS

The information contained above under the captions “Report of the Compensation Committee of the Board of Directors” and “Performance Graph” shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor will such information be incorporated by reference into any future SEC filing except to the extent that we specifically incorporate it by reference into such filing.

The Board does not know of any other matters to be presented at the Annual Meeting. If any additional matters are properly presented or otherwise allowed to be considered at the Annual Meeting, the persons named in the enclosed proxy will have discretion to vote shares they represent in accordance with their own judgment on such matters.

It is important that your shares be represented at the meeting, regardless of the number of shares which you hold. You are, therefore, urged to execute and return, at your earliest convenience, the accompanying proxy card in the envelope which has been enclosed.

BY ORDER OF THE BOARD OF DIRECTORS

Los Altos, California

March 28, 2006

Appendix A

RAMBUS INC.

2006 EQUITY INCENTIVE PLAN

1. Purposes of the Plan. The purposes of this Plan are:

•	to attract and retain the best available personnel for positions of substantial responsibility,

•	to provide incentives to individuals who perform services to the Company, and

•	to promote the success of the Company’s business.

The Plan permits the grant of Incentive Stock Options, Nonstatutory Stock Options, Restricted Stock, Restricted Stock Units, Stock Appreciation Rights, Performance Units, Performance Shares and other stock or cash awards as the Administrator may determine.

2. Definitions. As used herein, the following definitions will apply:

(a) “Administrator” means the Board or any of its Committees as will be administering the Plan, in accordance with Section 4 of the Plan.

(b) “Applicable Laws” means the requirements relating to the administration of equity-based awards under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where Awards are, or will be, granted under the Plan.

(c) “Award” means, individually or collectively, a grant under the Plan of Options, Restricted Stock, Restricted Stock Units, Stock Appreciation Rights, Performance Units, Performance Shares and other stock or cash awards as the Administrator may determine.

(d) “Award Agreement” means the written or electronic agreement setting forth the terms and provisions applicable to each Award granted under the Plan. The Award Agreement is subject to the terms and conditions of the Plan.

(e) “Board” means the Board of Directors of the Company.

(f) “Change in Control” means the occurrence of any of the following events:

(i) Any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the total voting power represented by the Company’s then outstanding voting securities; or

(ii) The consummation of the sale or disposition by the Company of all or substantially all of the Company’s assets;

(iii) A change in the composition of the Board occurring within a two-year period, as a result of which fewer than a majority of the directors are Incumbent Directors. “Incumbent Directors” means directors who either (A) are Directors as of the effective date of the Plan, or (B) are elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the Incumbent Directors at the time of such election or nomination (but will not include an individual whose election or nomination is in connection with an actual or threatened proxy contest relating to the election of directors to the Company); or

(iv) The consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity or its parent outstanding immediately after such merger or consolidation.

(g) “Code” means the Internal Revenue Code of 1986, as amended. Any reference to a section of the Code herein will be a reference to any successor or amended section of the Code.

(h) “Committee” means a committee of Directors or of other individuals satisfying Applicable Laws appointed by the Board in accordance with Section 4 hereof.

(i) “Common Stock” means the common stock of the Company.

(j) “Company” means Rambus Inc., a Delaware corporation, or any successor thereto.

(k) “Consultant” means any person, including an advisor, engaged by the Company or a Parent or Subsidiary to render services to such entity.

(l) “Determination Date” means the latest possible date that will not jeopardize the qualification of an Award granted under the Plan as “performance-based compensation” under Section 162(m) of the Code.

(m) “Director” means a member of the Board.

(n) “Disability” means total and permanent disability as defined in Section 22(e)(3) of the Code, provided that in the case of Awards other than Incentive Stock Options, the Administrator in its discretion may determine whether a permanent and total disability exists in accordance with uniform and non-discriminatory standards adopted by the Administrator from time to time.

(o) “Employee” means any person, including Officers and Directors, employed by the Company or any Parent or Subsidiary of the Company. Neither service as a Director nor payment of a director’s fee by the Company will be sufficient to constitute “employment” by the Company.

(p) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(q) “Fair Market Value” means, as of any date, the value of Common Stock as the Administrator may determine in good faith by reference to the price of such stock on any established stock exchange or a national market system on the day of determination if the Common Stock is so listed on any established stock exchange or a national market system. If the Common Stock is not listed on any established stock exchange or a national market system, the value of the Common Stock as the Administrator may determine in good faith.

(r) “Fiscal Year” means the fiscal year of the Company.

(s) “Incentive Stock Option” means an Option that by its terms qualifies and is otherwise intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

(t) “Inside Director” means a Director who is an Employee.

(u) “Nonstatutory Stock Option” means an Option that by its terms does not qualify or is not intended to qualify as an Incentive Stock Option.

(v) “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(w) “Option” means a stock option granted pursuant to the Plan.

(x) “Outside Director” means a Director who is not an Employee.

(y) “Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.

(z) “Participant” means the holder of an outstanding Award.

(aa) “Performance Period” means any Fiscal Year of the Company or such other period as determined by the Administrator in its sole discretion.

(bb) “Performance Share” means an Award denominated in Shares which may be earned in whole or in part upon attainment of Performance Goals or other vesting criteria as the Administrator may determine pursuant to Section 10.

(cc) “Performance Unit” means an Award which may be earned in whole or in part upon attainment of Performance Goals or other vesting criteria as the Administrator may determine and which may be settled for cash, Shares or other securities or a combination of the foregoing pursuant to Section 10.

(dd) “Period of Restriction” means the period during which the transfer of Shares of Restricted Stock are subject to restrictions and therefore, the Shares are subject to a substantial risk of forfeiture. Such restrictions may be based on the passage of time, the achievement of target levels of performance, or the occurrence of other events as determined by the Administrator.

(ee) “Plan” means this 2006 Equity Incentive Plan.

(ff) “Restricted Stock” means Shares issued pursuant to a Restricted Stock award under Section 7 of the Plan, or issued pursuant to the early exercise of an Option.

(gg) “Restricted Stock Unit” means a bookkeeping entry representing an amount equal to the Fair Market Value of one Share, granted pursuant to Section 8. Each Restricted Stock Unit represents an unfunded and unsecured obligation of the Company.

(hh) “Rule 16b-3” means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.

(ii) “Section 16(b)” means Section 16(b) of the Exchange Act.

(jj) “Service Provider” means an Employee, Director or Consultant.

(kk) “Share” means a share of the Common Stock, as adjusted in accordance with Section 15 of the Plan.

(ll) “Stock Appreciation Right” means an Award, granted alone or in connection with an Option, that pursuant to Section 9 is designated as a Stock Appreciation Right.

(mm) “Subsidiary” means a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Code.

(nn) “Successor Corporation” has the meaning given to such term in Section 15(c) of the Plan.

3. Stock Subject to the Plan.

(a) Stock Subject to the Plan. Subject to the provisions of Section 15 of the Plan, the maximum aggregate number of Shares that may be awarded and sold under the Plan is 8,400,000 Shares. The Shares may be authorized, but unissued, or reacquired Common Stock.

(b) Full Value Awards. Any Shares subject to Awards granted with an exercise price less than the Fair Market Value on the date of grant of such Awards will be counted against the numerical limits of this Section 3 as 1.5 Shares for every one Share subject thereto. Further, if Shares acquired pursuant to any such Award are forfeited or repurchased by the Company and would otherwise return to the Plan pursuant to Section 3(c), 1.5 times the number of Shares so forfeited or repurchased will return to the Plan and will again become available for issuance.

(c) Lapsed Awards. If an Award expires or becomes unexercisable without having been exercised in full, or, with respect to Restricted Stock, Restricted Stock Units, Performance Shares or Performance Units, is forfeited to or repurchased by the Company, the unpurchased Shares (or for Awards other than Options and Stock Appreciation Rights, the forfeited or repurchased Shares) which were subject thereto will become available for future grant or sale under the Plan (unless the Plan has terminated). With respect to Stock Appreciation Rights, all of the Shares covered by the Award (that is, Shares actually issued pursuant to a Stock Appreciation Right, as well as the Shares that represent payment of the exercise price) shall cease to be available under the Plan. However, Shares that have actually been issued under the Plan under any Award will not be returned to the Plan and will not become available for future distribution under the Plan; provided, however, that if unvested Shares of Restricted Stock, Restricted Stock Units, Performance Shares or Performance Units are repurchased by the Company or are forfeited to the Company, such Shares will become available for future grant under the Plan. Shares used to pay the tax and exercise price of an Award will not become available for future grant or sale under the Plan. To the extent an Award under the Plan is paid out in cash rather than Shares, such cash payment will not result in reducing the number of Shares available for issuance under the Plan. Notwithstanding the foregoing and, subject to adjustment provided in Section 15, the maximum number of Shares that may be issued upon the exercise of Incentive Stock Options shall equal the aggregate Share number stated in Section 3(a), plus, to the extent allowable under Section 422 of the Code, any Shares that become available for issuance under the Plan under this Section 3(c).

(d) Share Reserve. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as will be sufficient to satisfy the requirements of the Plan.

4. Administration of the Plan.

(a) Procedure.

(i) Multiple Administrative Bodies. Different Committees with respect to different groups of Service Providers may administer the Plan.

(ii) Section 162(m). To the extent that the Administrator determines it to be desirable to qualify Awards granted hereunder as “performance-based compensation” within the meaning of Section 162(m) of the Code, the Plan will be administered by a Committee of two or more “outside directors” within the meaning of Section 162(m) of the Code.

(iii) Rule 16b-3. To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3, the transactions contemplated hereunder will be structured to satisfy the requirements for exemption under Rule 16b-3.

(iv) Other Administration. Other than as provided above, the Plan will be administered by (A) the Board or (B) a Committee, which committee will be constituted to satisfy Applicable Laws.

(b) Powers of the Administrator. Subject to the provisions of the Plan, and in the case of a Committee, subject to the specific duties delegated by the Board to such Committee, the Administrator will have the authority, in its discretion:

(i) to determine the Fair Market Value;

(ii) to select the Service Providers to whom Awards may be granted hereunder;

(iii) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder;

(iv) to construe and interpret the terms of the Plan and Awards granted pursuant to the Plan;

(v) to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of satisfying applicable foreign laws;

(vi) to modify or amend each Award (subject to Section 20(c) of the Plan);

(vii) to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Award previously granted by the Administrator;

(viii) to allow a Participant to defer the receipt of the payment of cash or the delivery of Shares that would otherwise be due to such Participant under an Award pursuant to such procedures as the Administrator may determine; and

(ix) to make all other determinations deemed necessary or advisable for administering the Plan.

(c) Effect of Administrator’s Decision. The Administrator’s decisions, determinations and interpretations will be final and binding on all Participants and any other holders of Awards.

5. Eligibility. Nonstatutory Stock Options, Restricted Stock, Restricted Stock Units, Stock Appreciation Rights, Performance Units, Performance Shares and such other cash or stock awards as the Administrator determines may be granted to Service Providers. Incentive Stock Options may be granted only to Employees.

6. Stock Options.

(a) Limitations. Each Option will be designated in the Award Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Participant during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds $100,000, such Options will be treated as Nonstatutory Stock Options. For purposes of this Section 6(a), Incentive Stock Options will be taken into account in the order in which they were granted. The Fair Market Value of the Shares will be determined as of the time the Option with respect to such Shares is granted.

(b) Number of Shares. The Administrator will have complete discretion to determine the number of Shares subject to Options granted to any Participant, provided that during any Fiscal Year, no Participant will be granted Options covering more than 1,000,000 Shares. Notwithstanding the foregoing limitation, in connection with a Participant’s initial service as an Employee, an Employee may be granted Options covering up to an additional 1,000,000 Shares.

(c) Term of Option. The Administrator will determine the term of each Option in its sole discretion; provided, however, that the term will be no more than ten (10) years from the date of grant thereof. Moreover, in the case of an Incentive Stock Option granted to a Participant who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option will be five (5) years from the date of grant or such shorter term as may be provided in the Award Agreement.

(d) Option Exercise Price and Consideration.

(i) Exercise Price. The per share exercise price for the Shares to be issued pursuant to exercise of an Option will be determined by the Administrator, but will be no less than 100% of the Fair Market Value per Share on the date of grant. In addition, in the case of an Incentive Stock Option granted to an Employee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price will be no less than 110% of the Fair Market Value per Share on the date of grant. Notwithstanding the foregoing provisions of this Section 6(c), Options may be granted with a per Share exercise price of less than 100% of the Fair Market Value per Share on the date of grant pursuant to a transaction described in, and in a manner consistent with, Section 424(a) of the Code. The exercise price for an Option may not be reduced without the consent of the Company’s stockholders. This will include, without limitation, a repricing of the Option as well as an Option exchange program whereby the Participant agrees to cancel an existing Option in exchange for an Option, Stock Appreciation Right or other Award.

(ii) Waiting Period and Exercise Dates. At the time an Option is granted, the Administrator will fix the period within which the Option may be exercised and will determine any conditions that must be satisfied before the Option may be exercised.

(iii) Form of Consideration. The Administrator will determine the acceptable form(s) of consideration for exercising an Option, including the method of payment, to the extent permitted by Applicable Laws.

(e) Exercise of Option.

(i) Procedure for Exercise; Rights as a Stockholder. Any Option granted hereunder will be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Award Agreement. An Option may not be exercised for a fraction of a Share.

An Option will be deemed exercised when the Company receives: (i) notice of exercise (in such form as the Administrator specify from time to time) from the person entitled to exercise the Option, and (ii) full payment for the Shares with respect to which the Option is exercised (together with an applicable withholding taxes). No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 15 of the Plan.

(ii) Termination of Relationship as a Service Provider. If a Participant ceases to be a Service Provider, other than upon the Participant’s death or Disability, the Participant may exercise his or her Option within such period of time as is specified in the Award Agreement to the extent that the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement). In the absence of a specified time in the Award Agreement, the Option will remain exercisable for three (3) months following the Participant’s termination. Unless otherwise provided by the Administrator, if on the date of termination the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will revert to the Plan. If after termination the Participant does not exercise his or her Option within the time specified by the Administrator, the Option will terminate, and the Shares covered by such Option will revert to the Plan.

(iii) Disability of Participant. If a Participant ceases to be a Service Provider as a result of the Participant’s Disability, the Participant may exercise his or her Option within such period of time as is specified in the Award Agreement to the extent the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement). In the absence of a specified time in the Award Agreement, the Option will remain exercisable for twelve (12) months following the Participant’s termination. Unless otherwise provided by the Administrator, if on the date of termination the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will revert to the Plan. If after termination the Participant does not exercise his or her Option within the time specified herein, the Option will terminate, and the Shares covered by such Option will revert to the Plan.

(iv) Death of Participant. If a Participant dies while a Service Provider, the Option may be exercised following the Participant’s death within such period of time as is specified in the Award Agreement to the extent that the Option is vested on the date of death (but in no event may the option be exercised later than the expiration of the term of such Option as set forth in the Award Agreement), by the Participant’s designated beneficiary, provided such beneficiary has been designated prior to Participant’s death in a form acceptable to the Administrator. If no such beneficiary has been designated by the Participant, then such Option may be exercised by the personal representative of the Participant’s estate or by the person(s) to whom the Option is transferred pursuant to the Participant’s will or in accordance with the laws of descent and distribution. In the absence of a specified time in the Award Agreement, the Option will remain exercisable for twelve (12) months following Participant’s death. Unless otherwise provided by the Administrator, if at the time of death Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will immediately revert to the Plan. If the Option is not so exercised within the time specified herein, the Option will terminate, and the Shares covered by such Option will revert to the Plan.

7. Restricted Stock.

(a) Grant of Restricted Stock. Subject to the terms and provisions of the Plan, the Administrator, at any time and from time to time, may grant Shares of Restricted Stock to Service Providers in such amounts as the Administrator, in its sole discretion, will determine.

(b) Restricted Stock Agreement. Each Award of Restricted Stock will be evidenced by an Award Agreement that will specify the Period of Restriction, the number of Shares granted, and such other terms and conditions as the Administrator, in its sole discretion, will determine. Notwithstanding the foregoing sentence, during any Fiscal Year no Participant will receive more than an aggregate of 200,000 Shares of Restricted Stock; provided, however, that in connection with a Participant’s initial service as an Employee, an Employee may be granted an aggregate of up to an additional 300,000 Shares of Restricted Stock. Unless the Administrator determines otherwise, Shares of Restricted Stock will be held by the Company as escrow agent until the restrictions on such Shares have lapsed.

(c) Transferability. Except as provided in this Section 7, Shares of Restricted Stock may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction.

(d) Other Restrictions. The Administrator, in its sole discretion, may impose such other restrictions on Shares of Restricted Stock as it may deem advisable or appropriate.

(e) Removal of Restrictions. Except as otherwise provided in this Section 7, Shares of Restricted Stock covered by each Restricted Stock grant made under the Plan will be released from escrow as soon as practicable after the last day of the Period of Restriction. The Administrator, in its discretion, may accelerate the time at which any restrictions will lapse or be removed.

(f) Voting Rights. During the Period of Restriction, Service Providers holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares, unless the Administrator determines otherwise.

(g) Dividends and Other Distributions. During the Period of Restriction, Service Providers holding Shares of Restricted Stock will be entitled to receive all dividends and other distributions paid with respect to such Shares unless otherwise provided in the Award Agreement. If any such dividends or distributions are paid in Shares, the Shares will be subject to the same restrictions on transferability and forfeitability as the Shares of Restricted Stock with respect to which they were paid.

(h) Return of Restricted Stock to Company. On the date set forth in the Award Agreement, the Restricted Stock for which restrictions have not lapsed will revert to the Company and again will become available for grant under the Plan.

8. Restricted Stock Units.

(a) Grant. Restricted Stock Units may be granted at any time and from time to time as determined by the Administrator. Each Restricted Stock Unit grant will be evidenced by an Award Agreement that will specify such other terms and conditions as the Administrator, in its sole discretion, will determine, including all terms, conditions, and restrictions related to the grant, the number of Restricted Stock Units and the form of payout, which, subject to Section 8(d), may be left to the discretion of the Administrator. Notwithstanding the anything to the contrary in this subsection (a), during any fiscal year of the Company, no Participant will receive more than an aggregate of 200,000 Restricted Stock Units; provided, however, that in connection with a Participant’s initial service as an Employee, an Employee may be granted an aggregate of up to an additional 300,000 Restricted Stock Units.

(b) Vesting Criteria and Other Terms. The Administrator will set vesting criteria in its discretion, which, depending on the extent to which the criteria are met, will determine the number of Restricted Stock Units that will be paid out to the Participant. After the grant of Restricted Stock Units, the Administrator, in its sole discretion, may reduce or waive any restrictions for such Restricted Stock Units. Each Award of Restricted Stock Units will be evidenced by an Award Agreement that will specify the vesting criteria, and such other terms and conditions as the Administrator, in its sole discretion, will determine.

(c) Earning Restricted Stock Units. Upon meeting the applicable vesting criteria, the Participant will be entitled to receive a payout as specified in the Award Agreement. Notwithstanding the foregoing, at any time after the grant of Restricted Stock Units, the Administrator, in its sole discretion, may reduce or waive any vesting criteria that must be met to receive a payout.

(d) Form and Timing of Payment. Payment of earned Restricted Stock Units will be made as soon as practicable after the date(s) set forth in the Award Agreement. The Administrator, in its sole discretion, may pay earned Restricted Stock Units in cash, Shares, or a combination thereof. Shares represented by Restricted Stock Units that are fully paid in cash again will be available for grant under the Plan.

(e) Cancellation. On the date set forth in the Award Agreement, all unearned Restricted Stock Units will be forfeited to the Company.

9. Stock Appreciation Rights.

(a) Grant of Stock Appreciation Rights. Subject to the terms and conditions of the Plan, a Stock Appreciation Right may be granted to Service Providers at any time and from time to time as will be determined by the Administrator, in its sole discretion.

(b) Number of Shares. The Administrator will have complete discretion to determine the number of Stock Appreciation Rights granted to any Participant, provided that during any Fiscal Year, no Participant will be granted Stock Appreciation Rights covering more than 1,000,000 Shares. Notwithstanding the foregoing limitation, in connection with a Participant’s initial service as an Employee, an Employee may be granted Stock Appreciation Rights covering up to an additional 1,000,000 Shares.

(c) Exercise Price and Other Terms. The Administrator, subject to the provisions of the Plan, will have complete discretion to determine the terms and conditions of Stock Appreciation Rights granted under the Plan, provided, however, that the exercise price will be not less than one hundred percent (100%) of the Fair Market Value of a Share on the date of grant. The exercise price for a Stock Appreciation Right may not be reduced without the consent of the Company’s stockholders. This will include, without limitation, a repricing of the Stock Appreciation Right as well as an exchange program whereby the Participant agrees to cancel an existing Stock Appreciation Right in exchange for an Option, Stock Appreciation Right or other Award.

(d) Stock Appreciation Right Agreement. Each Stock Appreciation Right grant will be evidenced by an Award Agreement that will specify the exercise price, the term of the Stock Appreciation Right, the conditions of exercise, and such other terms and conditions as the Administrator, in its sole discretion, will determine.

(e) Expiration of Stock Appreciation Rights. A Stock Appreciation Right granted under the Plan will expire upon the date determined by the Administrator, in its sole discretion, and set forth in the Award Agreement; provided, however, that the term will be no more than ten (10) years from the date of grant thereof. Notwithstanding the foregoing, the rules of Section 6(e) also will apply to Stock Appreciation Rights.

(f) Payment of Stock Appreciation Right Amount. Upon exercise of a Stock Appreciation Right, a Participant will be entitled to receive payment from the Company in an amount determined by multiplying:

(i) The difference between the Fair Market Value of a Share on the date of exercise over the exercise price; times

(ii) The number of Shares with respect to which the Stock Appreciation Right is exercised.

At the discretion of the Administrator, the payment upon Stock Appreciation Right exercise may be in cash, in Shares of equivalent value, or in some combination thereof.

10. Performance Units and Performance Shares.

(a) Grant of Performance Units/Shares. Performance Units and Performance Shares may be granted to Service Providers at any time and from time to time, as will be determined by the Administrator, in its sole discretion. The Administrator will have complete discretion in determining the number of Performance Units/Shares granted to each Participant provided that during any Fiscal Year, (i) no Participant will receive

Performance Units having an initial value greater than $2,000,000, and (ii) no Participant will receive more than 200,000 Performance Shares. Notwithstanding the foregoing limitation, in connection with a Participant’s initial service as an Employee, an Employee may be granted up to an additional 300,000 Performance Shares.

(b) Value of Performance Units/Shares. Each Performance Unit will have an initial value that is established by the Administrator on or before the date of grant. Each Performance Share will have an initial value equal to the Fair Market Value of a Share on the date of grant.

(c) Performance Objectives and Other Terms. The Administrator will set performance objectives or other vesting provisions (including, without limitation, continued status as a Service Provider) in its discretion which, depending on the extent to which they are met, will determine the number or value of Performance Units/Shares that will be paid out to the Participant. The Administrator may set performance objectives based upon the achievement of Company-wide, divisional, or individual goals, or any other basis determined by the Administrator in its discretion. Each Award of Performance Units/Shares will be evidenced by an Award Agreement that will specify the Performance Period, and such other terms and conditions as the Administrator, in its sole discretion, will determine.

(d) Earning of Performance Units/Shares. After the applicable Performance Period has ended, the holder of Performance Units/Shares will be entitled to receive a payout of the number of Performance Units/Shares earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance objectives or other vesting provisions have been achieved. After the grant of a Performance Unit/Share, the Administrator, in its sole discretion, may reduce or waive any performance objectives or other vesting provisions for such Performance Unit/Share.

(e) Form and Timing of Payment of Performance Units/Shares. Payment of earned Performance Units/Shares will be made as soon as practicable after the expiration of the applicable Performance Period. The Administrator, in its sole discretion, may pay earned Performance Units/Shares in the form of cash, in Shares (which have an aggregate Fair Market Value equal to the value of the earned Performance Units/Shares at the close of the applicable Performance Period) or in a combination thereof.

(f) Cancellation of Performance Units/Shares. On the date set forth in the Award Agreement, all unearned or unvested Performance Units/Shares will be forfeited to the Company, and again will be available for grant under the Plan.

11. Performance Goals. The granting and/or vesting of Awards of Restricted Stock, Restricted Stock Units, Performance Shares and Performance Units and other incentives under the Plan may be made subject to the attainment of performance goals relating to one or more business criteria within the meaning of Section 162(m) of the Code and may provide for a targeted level or levels of achievement (“Performance Goals”) including cash flow; cash position; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; earnings per Share; economic profit; economic value added; equity or stockholder’s equity; market share; net income; net profit; net sales; operating earnings; operating income; profit before tax; ratio of debt to debt plus equity; ratio of operating earnings to capital spending; sales growth; return on net assets; or total return to stockholders. Any Performance Goals may be used to measure the performance of the Company as a whole or an business unit of the Company and may be measured relative to a peer group or index. The Performance Goals may differ from Participant to Participant and from Award to Award. Prior to the Determination Date, the Administrator will determine whether any significant element(s) will be included in or excluded from the calculation of any Performance Goal with respect to any Participant. In all other respects, Performance Goals will be calculated in accordance with the Company’s financial statements, generally accepted accounting principles, or under a methodology established by the Administrator prior to the issuance of an Award.

12. Leaves of Absence. Unless the Administrator provides otherwise, vesting of Awards granted hereunder will be suspended during any unpaid leave of absence. A Service Provider will not cease to be an Employee in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company, its Parent, or any Subsidiary. For purposes of Incentive Stock Options, no such leave may exceed ninety (90) days, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, then three (3) months following the 91st day of such leave any Incentive Stock Option held by the Participant will cease to be treated as an Incentive Stock Option and will be treated for tax purposes as a Nonstatutory Stock Option.

13. Transferability of Awards. Unless determined otherwise by the Administrator, an Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Participant, only by the Participant. If the Administrator makes an Award transferable, such Award will contain such additional terms and conditions as the Administrator deems appropriate.

14. Awards to Outside Directors

(a) General. All grants of Options to Outside Directors pursuant to this Section 14 will be automatic and nondiscretionary and will be made in accordance with the following provisions, except as otherwise provided herein.

(b) Granting of Awards.

(i) First Option. Each Outside Director who becomes an Outside Director after the effective date of this Plan will be automatically granted a Nonstatutory Stock Option to purchase 40,000 Shares (the “First Option”) on the date on which such person first becomes an Outside Director, whether through election by the stockholders of the Company or appointment by the Board to fill a vacancy; provided, however, that an Inside Director who ceases to be an Inside Director but who remains a Director will not receive a First Option.

(ii) Subsequent Option. Each Outside Director will be automatically granted a Nonstatutory Stock Option to purchase 20,000 Shares (a “Subsequent Option”) on October 1 of each year; provided that he or she is then an Outside Director and, provided further, that as of such date, he or she will have served on the Board for at least the preceding six (6) months.

(c) Terms of Options. The terms of First Options and Subsequent Options granted hereunder will be as follows:

(i) the term of each Option will be ten (10) years.

(ii) the exercise price per Share will be 100% of the Fair Market Value per Share on the date of grant. In the event that the date of grant is not a trading day, the exercise price per Share will be the Fair Market Value on the next trading day immediately following the date of grant.

(iii) 12.5% of the Shares subject to the Option will vest six (6) months after the date of grant, and 1/48 of the Shares subject to the Option will vest each month thereafter so that 100% of the Shares subject to the Option will be vested four (4) years from the grant date, subject to the Optionee remaining a Service Provider through each such vesting date.

(d) Adjustments. The Administrator in its discretion may change and otherwise revise the terms of Options granted under this Section 14, including, without limitation, the number of Shares and exercise prices thereof, for Options granted on or after the date the Administrator determines to make any such change or revision.

(e) Other Awards. Nothing in this Section 14 will limit the ability of the Administrator to grant all types of Awards under the Plan (including Options) to Outside Directors in addition to the Options that are granted to them under this Section 14.

15. Adjustments; Dissolution or Liquidation; Merger or Change in Control.

(a) Adjustments. In the event that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, or other change in the corporate structure of the Company affecting the Shares occurs, the Administrator, in order to prevent diminution or enlargement of the benefits or potential benefits intended to be made available under the Plan, may (in its sole discretion) adjust the number and class of Shares that may be delivered under the Plan and/or the number, class, and price of Shares covered by each outstanding Award, and the numerical Share limits set forth in Sections 3, 6, 7, 8, 9, 10 and 14.

(b) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Administrator will notify each Participant as soon as practicable prior to the effective date of such proposed transaction. To the extent it has not been previously exercised, an Award will terminate immediately prior to the consummation of such proposed action.

(c) Change in Control. In the event of a Change in Control, each outstanding Award will be assumed or an equivalent option or right substituted by the successor corporation or a Parent or Subsidiary of the successor corporation (the “Successor Corporation”). In the event that the Successor Corporation refuses to assume or substitute for the Award, the Participant will fully vest in and have the right to exercise all of his or her outstanding Options and Stock Appreciation Rights, including Shares as to which such Awards would not otherwise be vested or exercisable, all restrictions on Restricted Stock will lapse, and, with respect to Restricted Stock Units, Performance Shares and Performance Units, all Performance Goals or other vesting criteria will be deemed achieved at target levels and all other terms and conditions met. In addition, if an Option or Stock Appreciation Right is not assumed or substituted for in the event of a Change in Control, the Administrator will notify the Participant in writing or electronically that the Option or Stock Appreciation Right will be fully vested and exercisable for a period of time determined by the Administrator in its sole discretion, and the Option or Stock Appreciation Right will terminate upon the expiration of such period.

With respect to Awards granted to Outside Directors that are assumed or substituted for, if on the date of or following such assumption or substitution the Participant’s status as a Director or a director of the Successor Corporation, as applicable, is terminated other than upon a voluntary resignation by the Participant, then the Participant will fully vest in and have the right to exercise Options and/or Stock Appreciation Rights as to all of the Shares subject thereto, including Shares as to which such Awards would not otherwise be vested or exercisable, all restrictions on Restricted Stock will lapse, and, with respect to Restricted Stock Units, Performance Shares and Performance Units, all Performance Goals or other vesting criteria will be deemed achieved at target levels and all other terms and conditions met.

For the purposes of this subsection (c), an Award will be considered assumed if, following the Change in Control, the Award confers the right to purchase or receive, for each Share subject to the Award immediately prior to the Change in Control, the consideration (whether stock, cash, or other securities or property) or, in the case of a Stock Appreciation Right upon the exercise of which the Administrator determines to pay cash or a Performance Share or Performance Unit which the Administrator can determine to pay in cash, the fair market value of the consideration received in the merger or Change in Control by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the Change in Control is not solely common stock of the Successor Corporation, the Administrator may, with the consent of the Successor Corporation, provide for the consideration to be received upon the exercise of an Option or Stock Appreciation Right or upon the payout of a Performance Share or Performance Unit, for each Share subject to such Award (or in the case of Performance Units, the number of implied shares determined by dividing the value of the Performance Units by the per share consideration received by holders of Common Stock in the Change in Control), to be solely common stock of the Successor Corporation equal in fair market value to the per share consideration received by holders of Common Stock in the Change in Control.

Notwithstanding anything in this Section 15(c) to the contrary, an Award that vests, is earned or paid-out upon the satisfaction of one or more Performance Goals will not be considered assumed if the Company or its successor modifies any of such Performance Goals without the Participant’s consent;

provided, however, a modification to such Performance Goals only to reflect the Successor Corporation’s post-Change in Control corporate structure will not be deemed to invalidate an otherwise valid Award assumption.

16. Tax Withholding

(a) Withholding Requirements. Prior to the delivery of any Shares or cash pursuant to an Award (or exercise thereof), the Company will have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, local, foreign or other taxes (including the Participant’s FICA obligation) required to be withheld with respect to such Award (or exercise thereof).

(b) Withholding Arrangements. The Administrator, in its sole discretion and pursuant to such procedures as it may specify from time to time, may permit a Participant to satisfy such tax withholding obligation, in whole or in part by (without limitation) (a) paying cash, (b) electing to have the Company withhold otherwise deliverable cash or Shares having a Fair Market Value equal to the amount required to be withheld, (c) delivering to the Company already-owned Shares having a Fair Market Value equal to the amount required to be withheld, or (d) selling a sufficient number of Shares otherwise deliverable to the Participant through such means as the Administrator may determine in its sole discretion (whether through a broker or otherwise) equal to the amount required to be withheld. The amount of the withholding requirement will be deemed to include any amount which the Administrator agrees may be withheld at the time the election is made, not to exceed the amount determined by using the maximum federal, state or local marginal income tax rates applicable to the Participant with respect to the Award on the date that the amount of tax to be withheld is to be determined. The Fair Market Value of the Shares to be withheld or delivered will be determined as of the date that the taxes are required to be withheld.

17. No Effect on Employment or Service. Neither the Plan nor any Award will confer upon a Participant any right with respect to continuing the Participant’s relationship as a Service Provider with the Company, nor will they interfere in any way with the Participant’s right or the Company’s right to terminate such relationship at any time, with or without cause, to the extent permitted by Applicable Laws.

18. Date of Grant. The date of grant of an Award will be, for all purposes, the date on which the Administrator makes the determination granting such Award, or such other later date as is determined by the Administrator. Notice of the determination will be provided to each Participant within a reasonable time after the date of such grant.

19. Term of Plan. Subject to Section 23 of the Plan, the Plan will become effective upon its adoption by the Board. It will continue in effect for a term of ten (10) years unless terminated earlier under Section 20 of the Plan.

20. Amendment and Termination of the Plan.

(a) Amendment and Termination. The Administrator may at any time amend, alter, suspend or terminate the Plan.

(b) Stockholder Approval. The Company will obtain stockholder approval of any Plan amendment to the extent necessary and desirable to comply with Applicable Laws.

(c) Effect of Amendment or Termination. No amendment, alteration, suspension or termination of the Plan will impair the rights of any Participant, unless mutually agreed otherwise between the Participant and the Administrator, which agreement must be in writing and signed by the Participant and the Company. Termination of the Plan will not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination.

21. Conditions Upon Issuance of Shares.

(a) Legal Compliance. Shares will not be issued pursuant to the exercise of an Award unless the exercise of such Award and the issuance and delivery of such Shares will comply with Applicable Laws and will be further subject to the approval of counsel for the Company with respect to such compliance.

(b) Investment Representations. As a condition to the exercise of an Award, the Company may require the person exercising such Award to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

22. Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, will relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority will not have been obtained.

23. Stockholder Approval. The Plan will be subject to approval by the stockholders of the Company within twelve (12) months after the date the Plan is adopted. Such stockholder approval will be obtained in the manner and to the degree required under Applicable Laws.

Appendix B

RAMBUS, INC.

2006 EMPLOYEE STOCK PURCHASE PLAN

The following constitutes the provisions of the 2006 Employee Stock Purchase Plan of Rambus, Inc.

1. Purpose. The purpose of the Plan is to provide Employees with an opportunity to purchase Common Stock through accumulated payroll deductions. It is the intention of the Company to have the Plan qualify as an “employee stock purchase plan” under Section 423 of the Code. The provisions of the Plan, accordingly, will be construed so as to extend and limit Plan participation in a uniform and nondiscriminatory basis consistent with the requirements of Section 423 of the Code.

2. Definitions.

(a) “Administrator” means the Board or any committee designated by the Board to administer the Plan pursuant to Section 14.

(b) “Board” means the Board of Directors of the Company.

(c) “Change of Control” means the occurrence of any of the following events:

(i) Any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the total voting power represented by the Company’s then outstanding voting securities; or

(ii) The consummation of the sale or disposition by the Company of all or substantially all of the Company’s assets; or

(iii) The consummation of a merger or consolidation of the Company, with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company, or such surviving entity or its parent outstanding immediately after such merger or consolidation.

(iv) A change in the composition of the Board occurring within a two (2)-year period, as a result of which fewer than a majority of the Directors are Incumbent Directors. “Incumbent Directors” means Directors who either (A) are Directors as of the effective date of the Plan (pursuant to Section 23 hereof), or (B) are elected, or nominated for election, to the Board with the affirmative votes of at least a majority of those Incumbent Directors at the time of such election or nomination (but will not include an individual whose election or nomination is in connection with an actual or threatened proxy contest relating to the election of Directors of the Company).

(d) “Code” means the Internal Revenue Code of 1986, as amended. Any reference to a section of the Code herein will be a reference to any successor or amended section of the Code.

(e) “Common Stock” means the common stock of the Company.

(f) “Company” means Rambus, Inc., a Delaware corporation.

(g) “Compensation” means an Employee’s base straight time gross earnings, but exclusive of payments for overtime, shift premium, incentive compensation, incentive payments, bonuses and other compensation.

(h) “Designated Subsidiary” means any Subsidiary that has been designated by the Administrator from time to time in its sole discretion as eligible to participate in the Plan.

(i) “Director” means a member of the Board.

(j) “Employee” means any individual who is a common law employee of an Employer and is customarily employed for at least twenty (20) hours per week and more than five (5) months in any calendar year by the Employer. For purposes of the Plan, the employment relationship will be treated as continuing intact while the individual is on sick leave or other leave of absence that the Employer approves. Where the period of leave exceeds ninety (90) days and the individual’s right to reemployment is not guaranteed either by statute or by contract, the employment relationship will be deemed to have terminated on the ninety-first (91st) day of such leave. The Administrator, in its discretion, from time to time may, prior to an Enrollment Date for all options to be granted on such Enrollment Date, determine (on a uniform and nondiscriminatory basis) that the definition of Employee will or will not include an individual if he or she: (1) has not completed at least two years of service since his or her last hire date (or such lesser period of time as may be determined by the Administrator in its discretion), (2) customarily works not more than 20 hours per week (or such lesser period of time as may be determined by the Administrator in its discretion), (3) customarily works not more than five (5) months per calendar year (or such lesser period of time as may be determined by the Administrator in its discretion), (4) is an officer or other manager, or (5) is a highly compensated employee under Section 414(q) of the Code.

(k) “Employer” means any one or all of the Company and its Designated Subsidiaries.

(l) “Enrollment Date” means the first Trading Day of each Offering Period.

(m) “Exchange Act” means the Securities Exchange Act of 1934, as amended, including the rules and regulations promulgated thereunder.

(n) “Exercise Date” means the first Trading Day on or after May 1 and November 1 of each year.

(o) “Fair Market Value” means, as of any date, the value of Common Stock determined as follows:

(i) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq National Market or The Nasdaq SmallCap Market of The Nasdaq Stock Market, its Fair Market Value will be the closing sales price for the Common Stock (or the closing bid, if no sales were reported) as quoted on such exchange or system on the date of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable, or;

(ii) If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value will be the mean of the closing bid and asked prices for the Common Stock on the date of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable, or;

(iii) In the absence of an established market for the Common Stock, its Fair Market Value will be determined in good faith by the Administrator.

(p) “Offering Periods” means the periods of approximately twenty-four (24) months during which an option granted pursuant to the Plan may be exercised, commencing on the first Trading Day on or after May 1 and November 1 of each year and terminating on the first Trading Day on or after the May 1 and November 1 Offering Period commencement date approximately twenty-four (24) months later. The duration and timing of Offering Periods may be changed pursuant to Section 4 of this Plan.

(q) “Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.

(r) “Plan” means this 2006 Employee Stock Purchase Plan.

(s) “Purchase Period” means the approximately six (6) month period commencing on one Exercise Date and ending with the next Exercise Date, except that the first Purchase Period of any Offering Period will commence on the Enrollment Date and end with the next Exercise Date.

(t) “Purchase Price” means an amount equal to eighty-five percent (85%) of the Fair Market Value of a share of Common Stock on the Enrollment Date or on the Exercise Date, whichever is lower; provided however, that the Purchase Price may be adjusted by the Administrator pursuant to Section 20.

(u) “Subsidiary” means a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Code.

(v) “Trading Day” means a day on which the U.S. national stock exchanges and the Nasdaq System are open for trading.

3. Eligibility.

(a) Offering Periods. Any individual who is an Employee as of the Enrollment Date of any Offering Period will be eligible to participate in such Offering Period, subject to the requirements of Section 5.

(b) Limitations. Any provisions of the Plan to the contrary notwithstanding, no Employee will be granted an option under the Plan (i) to the extent that, immediately after the grant, such Employee (or any other person whose stock would be attributed to such Employee pursuant to Section 424(d) of the Code) would own capital stock of the Company or any Parent or Subsidiary of the Company and/or hold outstanding options to purchase such stock possessing five percent (5%) or more of the total combined voting power or value of all classes of the capital stock of the Company or of any Parent or Subsidiary of the Company, or (ii) to the extent that his or her rights to purchase stock under all employee stock purchase plans (as defined in Section 423 of the Code) of the Company or any Parent or Subsidiary of the Company accrues at a rate which exceeds twenty-five thousand dollars ($25,000) worth of stock (determined at the Fair Market Value of the stock at the time such option is granted) for each calendar year in which such option is outstanding at any time.

4. Offering Periods. The Plan will be implemented by consecutive, overlapping Offering Periods with a new Offering Period commencing on the first Trading Day on or after May 1 and November 1 of each year, or on such other date as the Administrator will determine, and continuing thereafter until terminated in accordance with Section 20. The Administrator will have the power to change the duration of Offering Periods (including the commencement dates thereof) with respect to future offerings without stockholder approval if such change is announced prior to the scheduled beginning of the first Offering Period to be affected thereafter.

5. Participation. An Employee who is eligible to participate in the Plan pursuant to Section 3(a) may become a participant by (i) submitting to the Company’s payroll office (or its designee), on or before a date prescribed by the Administrator prior to an applicable Enrollment Date, a properly completed subscription agreement authorizing payroll deductions in the form provided by the Administrator for such purpose, or (ii) following an electronic or other enrollment procedure prescribed by the Administrator.

6. Payroll Deductions.

(a) At the time a participant enrolls in the Plan pursuant to Section 5, he or she will elect to have payroll deductions made on each payday during the Offering Period in an amount not exceeding fifteen percent (15%) of the Compensation which he or she receives on each such payday. A participant’s subscription agreement shall remain in effect for successive Offering Periods unless terminated as provided in Section 10 hereof.

(b) Payroll deductions authorized by a participant will commence on the first payday following the Enrollment Date and will end on the last payday in the Offering Period to which such authorization is applicable, unless sooner terminated by the participant as provided in Section 10.

(c) All payroll deductions made for a participant will be credited to his or her account under the Plan and will be withheld in whole percentages only. A participant may not make any additional payments into such account.

(d) A participant may discontinue his or her participation in the Plan as provided in Section 10, or may increase or decrease the rate of his or her payroll deductions during the Offering Period by (i) properly completing and submitting to the Company’s payroll office (or its designee), on or before a date prescribed by the Administrator prior to an applicable Exercise Date, a new subscription agreement authorizing the change in payroll deduction rate in the form provided by the Administrator for such purpose, or (ii) following an electronic or other procedure prescribed by the Administrator; provided, however, that unless the Administrator provides otherwise, a participant may reduce, but not increase, his or her contributions during a Purchase Period for that Purchase Period (it being understood that a participant may increase contributions for future Purchase Periods prior to the commencement of any such Purchase Period). If a participant has not followed such procedures to change the rate of payroll deductions, the rate of his or her payroll deductions will continue at the originally elected rate throughout the Offering Period and future Offering Periods (unless terminated as provided in Section 10). The Administrator may, in its sole discretion, limit the nature and/or number of payroll deduction rate changes that may be made by participants during any Offering Period. Any change in payroll deduction rate made pursuant to this Section 6(d) will be effective as of the first full payroll period following five (5) business days after the date on which the change is made by the participant (unless the Administrator, in its sole discretion, elects to process a given change in payroll deduction rate more quickly).

(e) Notwithstanding the foregoing, to the extent necessary to comply with Section 423(b)(8) of the Code and Section 3(b), a participant’s payroll deductions may be decreased to zero percent (0%) at any time during a Purchase Period. Subject to Section 423(b)(8) of the Code and Section 3(c) hereof, payroll deductions will recommence at the rate originally elected by the participant effective as of the beginning of the first Purchase Period which is scheduled to end in the following calendar year, unless terminated by the participant as provided in Section 10.

(f) At the time the option is exercised, in whole or in part, or at the time some or all of the Company’s Common Stock issued under the Plan is disposed of, the participant must make adequate provision for the Company’s federal, state, or other tax withholding obligations, if any, which arise upon the exercise of the option or the disposition of the Common Stock. At any time, the Company may, but will not be obligated to, withhold from the participant’s compensation the amount necessary for the Company to meet applicable withholding obligations, including any withholding required to make available to the Company any tax deductions or benefits attributable to the sale or early disposition of Common Stock by the Employee.

7. Grant of Option. On the Enrollment Date of each Offering Period, each Employee participating in such Offering Period will be granted an option to purchase on each Exercise Date during such Offering Period (at the applicable Purchase Price) up to a number of shares of Common Stock determined by dividing such participant’s payroll deductions accumulated prior to such Exercise Date and retained in the participant’s account as of the Exercise Date by the applicable Purchase Price; provided that in no event will a participant be permitted to purchase during each Purchase Period more than five thousand (5,000) shares of Common Stock (subject to any adjustment pursuant to Section 19), and provided further that such purchase will be subject to the limitations set forth in Sections 3(b) and 13. The Employee may accept the grant of such option with respect to any Offering Period under the Plan, by electing to participate in the Plan in accordance with the requirements of Section 5. The Administrator may, for future Offering Periods, increase or decrease, in its absolute discretion, the maximum number of shares of Common Stock that a participant may purchase during each Purchase Period of such Offering Period. Exercise of the option will occur as provided in Section 8, unless the participant has withdrawn pursuant to Section 10. The option will expire on the last day of the Offering Period.

8. Exercise of Option.

(a) Unless a participant withdraws from the Plan as provided in Section 10, his or her option for the purchase of shares of Common Stock will be exercised automatically on the Exercise Date, and the maximum number of full shares subject to option will be purchased for such participant at the applicable Purchase Price with the accumulated payroll deductions in his or her account. No fractional shares of Common Stock will be purchased; any payroll deductions accumulated in a participant’s account which are not sufficient to purchase a full share will be retained in the participant’s account for the subsequent Purchase Period or Offering Period, subject to earlier withdrawal by the participant as provided in Section 10. Any other funds left over in a participant’s account after the Exercise Date will be returned to the participant. During a participant’s lifetime, a participant’s option to purchase shares hereunder is exercisable only by him or her.

(b) Notwithstanding any contrary Plan provision, if the Administrator determines that, on a given Exercise Date, the number of shares of Common Stock with respect to which options are to be exercised may exceed (i) the number of shares of Common Stock that were available for sale under the Plan on the Enrollment Date of the applicable Offering Period, or (ii) the number of shares of Common Stock available for sale under the Plan on such Exercise Date, the Administrator may in its sole discretion (x) provide that the Company will make a pro rata allocation of the shares of Common Stock available for purchase on such Enrollment Date or Exercise Date, as applicable, in as uniform a manner as will be practicable and as it will determine in its sole discretion to be equitable among all participants exercising options to purchase Common Stock on such Exercise Date, and either (x) continue all Offering Periods then in effect, or (y) terminate any or all Offering Periods then in effect pursuant to Section 20. The Company may make pro rata allocation of the shares of Common Stock available on the Enrollment Date of any applicable Offering Period pursuant to the preceding sentence, notwithstanding any authorization of additional shares of Common Stock for issuance under the Plan by the Company’s stockholders subsequent to such Enrollment Date.

9. Delivery. As soon as administratively practicable after each Exercise Date on which a purchase of shares of Common Stock occurs, the Company will arrange the delivery to each participant, as appropriate, the shares purchased upon exercise of his or her option in a form determined by the Administrator (in its sole discretion) and pursuant to rules established by the Administrator. No participant will have any voting, dividend, or other stockholder rights with respect to shares of Common Stock subject to any option granted under the Plan until such shares have been purchased and delivered to the participant as provided in this Section 9.

10. Withdrawal.

(a) Under procedures established by the Administrator, a participant may withdraw all but not less than all the payroll deductions credited to his or her account and not yet used to exercise his or her option under the Plan at any time by (i) submitting to the Company’s payroll office (or its designee) a written notice of withdrawal in the form prescribed by the Administrator for such purpose, or (ii) following an electronic or other withdrawal procedure prescribed by the Administrator. All of the participant’s payroll deductions credited to his or her account will be paid to such participant as promptly as practicable after the effective date of his or her withdrawal and such participant’s option for the Offering Period will be automatically terminated, and no further payroll deductions for the purchase of shares will be made for such Offering Period. If a participant withdraws from an Offering Period, payroll deductions will not resume at the beginning of the succeeding Offering Period unless the participant re-enrolls in the Plan in accordance with the provisions of Section 5.

(b) A participant’s withdrawal from an Offering Period will not have any effect upon his or her eligibility to participate in any similar plan which may hereafter be adopted by the Company or in succeeding Offering Periods which commence after the termination of the Offering Period from which the participant withdraws.

11. Termination of Employment. Upon a participant’s ceasing to be an Employee, for any reason, he or she will be deemed to have elected to withdraw from the Plan and the payroll deductions credited to such participant’s account during the Offering Period but not yet used to purchase shares of Common Stock under the Plan will be returned to such participant or, in the case of his or her death, to the person or persons entitled thereto under Section 15, and such participant’s option will be automatically terminated. The preceding sentence notwithstanding, a participant who receives payment in lieu of notice of termination of employment will be treated as continuing to be an Employee for the participant’s customary number of hours per week of employment during the period in which the participant is subject to such payment in lieu of notice.

12. Interest. No interest will accrue on the payroll deductions of a participant in the Plan.

13. Stock.

(a) Subject to adjustment upon changes in capitalization of the Company as provided in Section 19, the maximum number of shares of Common Stock which will be made available for sale under the Plan will be 1,600,000 shares of Common Stock.

(b) Shares of Common Stock to be delivered to a participant under the Plan will be registered in the name of the participant or in the name of the participant and his or her spouse.

14. Administration. The Board or a committee of members of the Board who will be appointed from time to time by, and will serve at the pleasure of, the Board, will administer the Plan. The Administrator will have full and exclusive discretionary authority to construe, interpret and apply the terms of the Plan, to determine eligibility, to adjudicate all disputed claims filed under the Plan and to establish such procedures that it deems necessary for administration of the Plan (including, without limitation, to adopt such procedures and sub-plans as are necessary or appropriate to permit the participation in the Plan by employees who are foreign nationals or employed outside the United States). The Administrator, in its sole discretion and on such terms and conditions as it may provide, may delegate to one or more individuals all or any part of its authority and powers under the Plan. Every finding, decision and determination made by the Administrator (or its designee) will, to the full extent permitted by law, be final and binding upon all parties.

15. Designation of Beneficiary.

(a) A participant may designate a beneficiary who is to receive any shares of Common Stock and cash, if any, from the participant’s account under the Plan in the event of such participant’s death subsequent to an Exercise Date on which the option is exercised but prior to delivery to such participant of such shares and cash. In addition, a participant may designate a beneficiary who is to receive any cash from the participant’s account under the Plan in the event of such participant’s death prior to exercise of the option. If a participant is married and the designated beneficiary is not the spouse, spousal consent will be required for such designation to be effective.

(b) The participant may change such designation of beneficiary at any time by written notice. In the event of the death of a participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such participant’s death, the Company will deliver such shares and/or cash to the executor or administrator of the estate of the participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such shares and/or cash to the spouse or to any one or more dependents or relatives of the participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

(c) All beneficiary designations under this Section 15 will be made in such form and manner as the Administrator may prescribe from time to time.

16. Transferability. Neither payroll deductions credited to a participant’s account nor any rights with regard to the exercise of an option or to receive shares of Common Stock under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution or as provided in Section 15) by the participant. Any such attempt at assignment, transfer, pledge or other disposition will be without effect, except that the Company may treat such act as an election to withdraw from an Offering Period in accordance with Section 10.

17. Use of Funds. The Company may use all payroll deductions received or held by the Company under the Plan for any corporate purpose, and the Company will not be obligated to segregate such payroll deductions. Until shares of Common Stock are issued under the Plan (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), a participant will only have the rights of an unsecured creditor with respect to such shares.

18. Reports. Individual accounts will be maintained for each participant in the Plan. Statements of account will be given to participating Employees at least annually, which statements will set forth the amounts of payroll deductions, the Purchase Price, the number of shares of Common Stock purchased and the remaining cash balance, if any.

19. Adjustments, Dissolution, Liquidation or Change of Control.

(a) Adjustments. In the event that any dividend or other distribution (whether in the form of cash, Common Stock, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Common Stock or other securities of the Company, or other change in the corporate structure of the Company affecting the Common Stock such that an adjustment is determined by the Administrator (in its sole discretion) to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Administrator will, in such manner as it may deem equitable, adjust the number and class of Common Stock which may be delivered under the Plan, the Purchase Price per share and the number of shares of Common Stock covered by each option under the Plan which has not yet been exercised, and the numerical limits of Sections 7 and 13.

(b) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Offering Period then in progress will be shortened by setting a new Exercise Date (the “New Exercise Date”), and will terminate immediately prior to the consummation of such proposed dissolution or liquidation, unless provided otherwise by the Board. The New Exercise Date will be before the date of the Company’s proposed dissolution or liquidation. The Board will notify each participant in writing, at least ten (10) business days prior to the New Exercise Date, that the Exercise Date for the participant’s option has been changed to the New Exercise Date and that the participant’s option will be exercised automatically on the New Exercise Date, unless prior to such date the participant has withdrawn from the Offering Period as provided in Section 10.

(c) Change of Control. In the event of a Change of Control, each outstanding option will be assumed or an equivalent option substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the option, any Purchase Periods then in progress will be shortened by setting a new Exercise Date (the “New Exercise Date”) and any Offering Periods then in progress will end on the New Exercise Date. The New Exercise Date will be before the date of the Company’s proposed Change of Control. The Board will notify each participant in writing, at least ten (10) business days prior to the New Exercise Date, that the Exercise Date for the participant’s option has been changed to the New Exercise Date and that the participant’s option will be exercised automatically on the New Exercise Date, unless prior to such date the participant has withdrawn from the Offering Period as provided in Section 10.

20. Amendment or Termination.

(a) The Administrator may at any time and for any reason terminate or amend the Plan. Except as provided in Section 19, no such termination can affect options previously granted under the Plan, provided that an Offering Period may be terminated by the Administrator on any Exercise Date if the Administrator determines that the termination or suspension of the Plan is in the best interests of the Company and its stockholders. Except as provided in Section 19 and this Section 20, no amendment may make any change in any option theretofore granted which adversely affects the rights of any participant. To the extent necessary to comply with Section 423 of the Code (or any successor rule or provision or any other applicable law, regulation or stock exchange rule), the Company will obtain stockholder approval in such a manner and to such a degree as required.

(b) Without stockholder consent and without regard to whether any participant rights may be considered to have been “adversely affected,” the Administrator will be entitled to change the Offering Periods, limit the frequency and/or number of changes in the amount withheld during an Offering Period, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit payroll withholding in excess of the amount designated by a participant in order to adjust for delays or mistakes in the Company’s processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each participant properly correspond with amounts withheld from the participant’s Compensation, and establish such other limitations or procedures as the Administrator determines in its sole discretion advisable which are consistent with the Plan.

(c) In the event the Administrator determines that the ongoing operation of the Plan may result in unfavorable financial accounting consequences, the Board may, in its discretion and, to the extent necessary or desirable, modify, amend or terminate the Plan to reduce or eliminate such accounting consequence including, but not limited to:

(i) amending the Plan to conform with the safe harbor definition under Statement of Financial Accounting Standards 123R, including with respect to an Offering Period underway at the time;

(ii) altering the Purchase Price for any Offering Period including an Offering Period underway at the time of the change in Purchase Price;

(iii) shortening any Offering Period so that Offering Period ends on a new Exercise Date, including an Offering Period underway at the time of the Board action;

(iv) reducing the maximum percentage of Compensation a participant may elect to set aside as payroll deductions; and

(v) reducing the maximum number of Shares a participant may purchase during any Offering Period or Purchase Period.

Such modifications or amendments will not require stockholder approval or the consent of any Plan participants.

21. Notices. All notices or other communications by a participant to the Company under or in connection with the Plan will be deemed to have been duly given when received in the form and manner specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

22. Conditions Upon Issuance of Shares. Shares of Common Stock will not be issued with respect to an option under the Plan unless the exercise of such option and the issuance and delivery of such shares pursuant thereto will comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, including the rules and regulations promulgated thereunder, the Exchange Act, and the requirements of any stock exchange upon which the shares may then be listed, and will be further subject to the approval of counsel for the Company with respect to such compliance.

As a condition to the exercise of an option, the Company may require the person exercising such option to represent and warrant at the time of any such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law.

23. Term of Plan. The Plan will become effective upon the earlier to occur of its adoption by the Board or its approval by the stockholders of the Company. It will continue in effect for a term of ten (10) years, unless sooner terminated under Section 20.

24. Automatic Transfer to Low Price Offering Period. To the extent permitted by any applicable laws, regulations, or stock exchange rules if the Fair Market Value of the Common Stock on any Exercise Date in an Offering Period is lower than the Fair Market Value of the Common Stock on the Enrollment Date of such Offering Period, then all participants in such Offering Period will be automatically withdrawn from such Offering Period immediately after the exercise of their option on such Exercise Date and automatically re-enrolled in the immediately following Offering Period.

SAMPLE SUBSCRIPTION AGREEMENT

RAMBUS, INC.

2006 EMPLOYEE STOCK PURCHASE PLAN

SUBSCRIPTION AGREEMENT

Original Application	Offering Date:
Change in Payroll Deduction Rate
Change of Beneficiary(ies)

1.	hereby elects to participate in the Rambus, Inc. 2006 Employee Stock Purchase Plan (the “Plan”) and subscribes to purchase shares of the Company’s Common Stock in accordance with this Subscription Agreement and the Plan.

2.	I hereby authorize payroll deductions from each paycheck in the amount of % of my Compensation on each payday (from 1 to 15%) during the Offering Period in accordance with the Plan. (Please note that no fractional percentages are permitted.)

3.	I understand that said payroll deductions will be accumulated for the purchase of shares of Common Stock at the applicable Purchase Price determined in accordance with the Plan. I understand that if I do not withdraw from an Offering Period, any accumulated payroll deductions will be used to automatically exercise my option.

4.	I have received a copy of the complete Plan. I understand that my participation in the Plan is in all respects subject to the terms of the Plan. I understand that my ability to exercise the option under this Subscription Agreement is subject to stockholder approval of the Plan.

5.	Shares of Common Stock purchased for me under the Plan should be issued in the name(s) of Employee or Employee and Spouse only.

6.	I understand that if I dispose of any shares received by me pursuant to the Plan within 2 years after the Enrollment Date (the first day of the Offering Period during which I purchased such shares) or one year after the Exercise Date, I will be treated for federal income tax purposes as having received ordinary income at the time of such disposition in an amount equal to the excess of the fair market value of the shares at the time such shares were purchased by me over the price which I paid for the shares. I hereby agree to notify the Company in writing within 30 days after the date of any disposition of my shares and I will make adequate provision for Federal, state or other tax withholding obligations, if any, which arise upon the disposition of the Common Stock. The Company may, but will not be obligated to, withhold from my compensation the amount necessary to meet any applicable withholding obligation including any withholding necessary to make available to the Company any tax deductions or benefits attributable to sale or early disposition of Common Stock by me. If I dispose of such shares at any time after the expiration of the 2-year and 1-year holding periods, I understand that I will be treated for federal income tax purposes as having received income only at the time of such disposition, and that such income will be taxed as ordinary income only to the extent of an amount equal to the lesser of (1) the excess of the fair market value of the shares at the time of such disposition over the purchase price which I paid for the shares, or (2) 15% of the fair market value of the shares on the first day of the Offering Period. The remainder of the gain, if any, recognized on such disposition will be taxed as capital gain.

7.	I hereby agree to be bound by the terms of the Plan. The effectiveness of this Subscription Agreement is dependent upon my eligibility to participate in the Plan.

8.	In the event of my death, I hereby designate the following as my beneficiary(ies) to receive all payments and/or shares due me under the Plan:

NAME: (Please print)
	(First)	(Middle)	(Last)

Relationship

Percentage Benefit		(Address)

NAME: (please print)
	(First)	(Middle)	(Last)

Relationship

Percentage of Benefit		(Address)

Employee’s Social Security Number:

Employee’s Address:

I UNDERSTAND THAT THIS SUBSCRIPTION AGREEMENT WILL REMAIN IN EFFECT THROUGHOUT SUCCESSIVE OFFERING PERIODS UNLESS TERMINATED BY ME.

Dated:
Signature of Employee

Spouse’s Signature (If beneficiary other than spouse)

SAMPLE WITHDRAWAL NOTICE

RAMBUS, INC.

2006 EMPLOYEE STOCK PURCHASE PLAN

NOTICE OF WITHDRAWAL

The undersigned participant in the Offering Period of the Rambus, Inc. 2006 Employee Stock Purchase Plan which began on             ,             (the “Enrollment Date”) hereby notifies the Company that he or she hereby withdraws from the Offering Period. He or she hereby directs the Company to pay to the undersigned as promptly as practicable all the payroll deductions credited to his or her account with respect to such Offering Period. The undersigned understands and agrees that his or her option for such Offering Period will be automatically terminated. The undersigned understands further that no further payroll deductions will be made for the purchase of shares in the current Offering Period and the undersigned will be eligible to participate in succeeding Offering Periods only by delivering to the Company a new Subscription Agreement.

Name and Address of Participant:

Signature:

Date:

VOTE BY INTERNET—www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on May 9, 2006. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS

If you would like to reduce the costs incurred by Rambus Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.

VOTE BY PHONE—1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time May 9, 2006. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Rambus Inc., c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: RAMBS1 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

RAMBUS INC.

1. Election of Class I Directors

Nominees: 01) Sunlin Chou 02) Bruce Dunlevie 03) Mark Horowitz 04) Harold Hughes

05) Abraham Sofaer For Against Abstain

2. Approval of the 2006 Equity Incentive Plan. 0 0

3. Approval of the 2006 Employee Stock 0 0 Purchase Plan.

Please sign exactly as your name appears above.

When shares are registered in the names of two or more persons, whether as joint tenants, as community property or otherwise, both or all of such persons should sign. When signing as attorney, executor, administrator, trustee, guardian or in another fiduciary capacity, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized person. If a partnership, please sign in partnership’s name by authorized person.

Signature [PLEASE SIGN WITHIN BOX] Date

For Withhold For All To withhold authority to vote, mark “For All Except” and All All Except write the nominee’s number for whom you would like to withhold authority to vote for on the line below.

0 0 0

For Against Abstain

4. Ratification of PricewaterhouseCoopers LLP 0 0 0 as independent registered accounting firm of the Company for the fiscal year ending December 31, 2006.

Signature (Joint Owners) Date

Rambus Inc.

PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD MAY 10, 2006. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF RAMBUS INC.

The undersigned stockholder of Rambus Inc., a Delaware corporation (the “Company”), hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and accompanying Proxy Statement, each dated March 28, 2006 and hereby appoints Harold Hughes and John Danforth, and each of them as proxies and attorneys-in-fact, each with full power of substitution to represent the undersigned at the Annual Meeting of Stockholders of Rambus Inc. to be held on May 10, 2006 at 10:00 a.m., local time, at the Westin Hotel, 675 El Camino Real, Palo Alto, California 94301, and at any adjournment or postponement thereof, and to vote all shares of Common Stock of the Company held of record by the undersigned as hereinafter specified upon the proposals listed on the reverse side.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED “FOR” THE PROPOSALS ON THE REVERSE SIDE AND, AS THE PROXIES DEEM ADVISABLE, ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR MAY OTHERWISE BE ALLOWED TO BE CONSIDERED AT THE MEETING.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” EACH OF THE PROPOSALS OUTLINED ON THE REVERSE SIDE.

IN ORDER TO ASSURE YOUR REPRESENTATION AT THE ANNUAL MEETING OF STOCKHOLDERS, PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY IN THE ENCLOSED ENVELOPE.

SEE REVERSE SEE REVERSE

SIDE CONTINUED AND TO BE SIGNED ON REVERSE SIDE SIDE